                                                                     Exhibit 4.2

================================================================================



                      CONTRIBUTION AND SERVICING AGREEMENT


                                      AMONG


                      GREEN TREE LEASE FINANCE 1998-1, LLC
                                     ISSUER


                        GREEN TREE LEASE FINANCE II, INC.
                                   CONTRIBUTOR


                     GREEN TREE VENDOR SERVICES CORPORATION
                   IN ITS INDIVIDUAL CAPACITY AND AS SERVICER


                      U.S. BANK TRUST NATIONAL ASSOCIATION
                                     TRUSTEE


                            -----------------------


                          DATED AS OF DECEMBER 1, 1998



================================================================================

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
INTRODUCTION.................................................................  1

ARTICLE I    DEFINITIONS ..................................................... 1
    SECTION 1.1.   Definitions ..............................................  1
    SECTION 1.2.   Usage of Terms ...........................................  9
    SECTION 1.3.   Calculations .............................................  9
    SECTION 1.4.   Section References .......................................  9
    SECTION 1.5.   No Recourse ..............................................  9

ARTICLE II   CONVEYANCE OF LEASES ...........................................  9
    SECTION 2.1.   Conveyance of Leases and Related Assets ..................  9
    SECTION 2.2.   Custody of Lease Files ................................... 11
    SECTION 2.3.   Further Assurances ....................................... 12
    SECTION 2.4.   Representations and Warranties of Contributor ............ 12
    SECTION 2.5.   Nonpetition Covenant ..................................... 15
    SECTION 2.6.   Repurchase of Leases Upon Breach of Representations and
                   Warranties ............................................... 15

ARTICLE III  ADMINISTRATION AND SERVICING OF LEASES ......................... 17
    SECTION 3.1.   Duties of the Servicer ................................... 17
    SECTION 3.2.   Collection of Lease Payments; Modifications of Leases .... 18
    SECTION 3.3.   Realization Upon Leases .................................. 20
    SECTION 3.4.   Insurance, Maintenance and Taxes ......................... 21
    SECTION 3.5.   Maintenance of Security Interests in Equipment ........... 24
    SECTION 3.6.   Covenants, Representations, and Warranties of Servicer ... 24
    SECTION 3.7.   Sub-Servicers ............................................ 26
    SECTION 3.8.   Total Servicing Fee; Payment of Expenses by Servicer ..... 26
    SECTION 3.9.   Servicer's Certificate ................................... 27
    SECTION 3.10.  Annual Statement as to Compliance; Notice of Servicer
                   Termination Event ........................................ 27
    SECTION 3.11.  Annual Independent Accountants' Report ................... 28
    SECTION 3.12.  Access to Certain Documentation and Information
                   Regarding Leases ......................................... 29
    SECTION 3.13.  Certain Duties of the Servicer ........................... 29
    SECTION 3.14.  Duties of the Servicer under the Indenture ............... 29
    SECTION 3.15.  Fidelity Bond ............................................ 30

ARTICLE IV   COLLECTIONS AND DEPOSITS ....................................... 31
    SECTION 4.1.   Initial Deposit .......................................... 31
    SECTION 4.2.   Collections .............................................. 31
    SECTION 4.3.   Application of Collections ............................... 32
    SECTION 4.4.   Net Deposits ............................................. 33
    SECTION 4.5.   Servicer Advances ........................................ 33

ARTICLE V    TERMINATION .................................................... 34
    SECTION 5.1.   Optional Purchase of All Leases; Liquidation of Trust
                   Assets ................................................... 34

ARTICLE VI   THE CONTRIBUTOR ................................................ 35
    SECTION 6.1.   Liability of Contributor ................................. 35
    SECTION 6.2.   Merger or Consolidation of, or Assumption of the
                   Obligations of, Contributor; Amendment of Certificate of
                   Incorporation ............................................ 35
    SECTION 6.3.   Limitation on Liability of Contributor and Others ........ 36
    SECTION 6.4.   Contributor May Own Notes ................................ 36
    SECTION 6.5.   Covenants of the Contributor.............................. 37

ARTICLE VII  THE SERVICER ................................................... 37
    SECTION 7.1.   Liability of Servicer; Indemnities ....................... 37
    SECTION 7.2.   Merger or Consolidation of, or Assumption of the
                   Obligations of, the Servicer ............................. 38
    SECTION 7.3.   Limitation on Liability of Servicer and Others ........... 38
    SECTION 7.4.   Servicer Not to Resign ................................... 39
    SECTION 7.5.   Corporate Existence ...................................... 39

ARTICLE VIII SERVICER TERMINATION EVENTS .................................... 40
    SECTION 8.1.   Servicer Termination Event ............................... 40
    SECTION 8.2.   Consequences of a Servicer Termination Event ............. 41
    SECTION 8.3.   Trustee to Act; Appointment of Successor ................. 42
    SECTION 8.4.   Notification to Noteholders .............................. 42
    SECTION 8.5.   Waiver of Past Defaults .................................. 42

ARTICLE IX   SUBSTITUTION OF LEASES ......................................... 43
    SECTION 9.1.   Substitution ............................................. 43
    SECTION 9.2.   Procedure ................................................ 44
    SECTION 9.3.   Objection and Repurchase ................................. 45
    SECTION 9.4.   Vendor Services' and Servicer's Subsequent
                   Obligations .............................................. 45

ARTICLE X    MISCELLANEOUS PROVISIONS ....................................... 46
    SECTION 10.1.  Amendment ................................................ 46
    SECTION 10.2.  Protection of Title to Trust Assets ...................... 47
    SECTION 10.3.  Governing Law ............................................ 49
    SECTION 10.4.  Severability of Provisions ............................... 49
    SECTION 10.5.  Assignment ............................................... 49
    SECTION 10.6.  Third-Party Beneficiaries ................................ 49
    SECTION 10.7.  Counterparts ............................................. 49
    SECTION 10.8.  Intention of Parties ..................................... 50
    SECTION 10.9.  Notices .................................................. 50
    SECTION 10.10. Income Tax Characterization .............................. 50

                                    EXHIBITS

Exhibit A    --     Schedule of Leases and Equipment

Exhibit B    --     Form of Servicer's Certificate

                  THIS CONTRIBUTION AND SERVICING AGREEMENT, dated as of December 1, 1998, is made among GREEN TREE LEASE FINANCE 1998-1, LLC, a Delaware limited liability company (the "Issuer"), GREEN TREE LEASE FINANCE II, INC., a Minnesota corporation, as Contributor (the "Contributor"), GREEN TREE VENDOR SERVICES CORPORATION, a Delaware corporation, in its individual capacity and as Servicer (in its individual capacity, "Vendor Services"; in its capacity as Servicer, the "Servicer"), and U.S. Bank Trust National Association, a national banking association organized and existing under the laws of the United States of America, as trustee under the Indenture (the "Trustee").

                  In consideration of the mutual agreements herein contained, and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  SECTION 1.1. Definitions. All terms defined in the Indenture (as defined below) shall have the same meaning in this Agreement. Whenever capitalized and used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

                  Accountants' Report: The report of a firm of nationally recognized independent accountants described in Section 3.11.

                  Accounting Date: With respect to a Payment Date, the last day of the preceding calendar month.

                  Adjusted Lease: A Lease that has had one or more terms adjusted or modified by the Servicer, other than modifications permitted by
Section 3.2.

                  Administrative Fee: With respect to any Collection Period, all administrative fees, expenses and charges collected in respect of the Leases during such Collection Period, including late fees, late payment interest, documentation fees, insurance administration charges and any Extension Fees.

                  Affiliate: With respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  Agreement or "this Agreement": This Contribution and Servicing Agreement, all amendments and supplements thereto and all exhibits and schedules to any of the foregoing.

                  Book Value: With respect to any Equipment, the value of such Equipment as shown on the accounting books and records of Vendor Services as of the Cut-Off Date. The Book Value for each item of Equipment shall be set forth on Exhibit A hereto (as the same may be revised from time to time).

                  Business Day: Any day (other than a Saturday, Sunday or legal holiday) on which commercial banking institutions in St. Paul, Minnesota, or any other location of any successor Servicer or successor Trustee, are open for regular business.

                  Collection Account: The account designated as such in, and established and maintained pursuant to, Section 8.02 of the Indenture.

                  Collection Period: With respect to a Payment Date, the calendar month preceding the month in which such Payment Date occurs (such calendar month being referred to as the "related" Collection Period with respect to such Payment Date). With respect to an Accounting Date, the Collection Period in which such Accounting Date occurs is referred to herein as the "related" Collection Period with respect to such Accounting Date.

                  Collection Records: All manually prepared or computer generated records relating to collection efforts or payment histories with respect to the Leases.

                  Contributor: Green Tree Lease Finance II, Inc., a Minnesota corporation, or its successor in interest pursuant to Section 6.2.

                  Cut-Off Date: The Initial Cut-Off Date or, in the case of a Substitute Lease, the first day of the month of transfer of such Substitute Lease to the Issuer.

                  Deposit Date: With respect to any Collection Period, the Business Day immediately preceding the related Determination Date.

                  Determination Date: With respect to any Collection Period, the first Business Day immediately preceding the related Payment Date.

                  Eligible Lease: A Lease satisfying the Representations and Warranties.

                  Eligible Servicer: Vendor Services, the Trustee or another Person which at the time of its appointment as Servicer (i) is servicing a portfolio of equipment lease contracts, installment sale contracts, promissory notes, loan and security agreements and/or other similar types of receivables comparable to the Leases, (ii) is legally qualified and has the capacity to service the Leases, (iii) has demonstrated the ability professionally and competently to service a portfolio of equipment lease contracts, installment sale contracts, promissory notes, loan and security agreements and other similar types of receivables comparable to the Leases with reasonable skill and care,
(iv) has available software which is adequate to perform its duties and responsibilities under this Agreement, and (v) satisfies the Rating Agency Condition.

                  Equipment: The Equipment subject to a Lease, as more particularly described on Exhibit A hereto (as the same may be revised from time to time).

                  Extension Fees: Any fee received by the Servicer in consideration for the granting of an extension on the payment of any Scheduled Payment due under a Lease.

                  Indenture: The Indenture, dated as of December 1, 1998, between the Issuer and the Trustee, as the same may be amended and supplemented from time to time.

                  Independent Accountants: As defined in Section 3.11(a).

                  Initial Cut-Off Date:  December 1, 1998.

                  Initial Pool Principal Balance:  $___________________.

                  Insurance, Maintenance and Tax Accounts: The accounts which are established and maintained pursuant to Section 3.4(a).

                  Insurance Policy: Any insurance policy benefiting the lessor or secured party under a Lease providing loss or physical damage, theft or similar coverage with respect to the Equipment.

                  Issuer:  Green Tree Lease Finance 1998-1, LLC.

                  Lease File: The documents, electronic entries, instruments and writings listed in Section 2.2 pertaining to a particular Lease.

                  Lease Pool Principal Balance: With respect to any Payment Date, the sum of the Principal Balances (computed as of the related Accounting
Date) for all Leases.

                  Leases: The lease contracts listed on Exhibit A hereto (excluding any such lease contract which has become a Purchased Lease but including all Substitute Leases) and all rights and obligations under such contracts, including, without limitation, all monies at any time paid or payable thereon or in respect thereof from and after the Cut-Off Date (whether in the form of (i) Scheduled Payments (including those Scheduled Payments due prior to, but not received as of, the Cut-Off Date, but excluding those Scheduled Payments due on or after, but received prior to, the Cut-Off Date), (ii) Prepayments,
(iii) Liquidation Proceeds (including all net proceeds from the disposition of the related Equipment), (iv) Extension Fees, (v) payments to be applied by the Servicer to the payment of insurance charges, maintenance, taxes or other similar obligations, (vi) payments to be retained by the Servicer in payment of Administrative Fees, or otherwise), and all rights of the lessor in the related Equipment (other than any ownership interest of the lessor in such Equipment), Insurance Policies and any other security for the payment of amounts due under such contracts.

                  Lien: Any security interest, lien, charge, pledge, preference, equity or encumbrance of any kind, including tax liens, mechanics' liens and any liens that attach by operation of law.

                  Liquidated Lease: With respect to any Collection Period, (i) a Lease which, during such Collection Period, was charged off as uncollectible by the Servicer in accordance with its credit and collection policies and procedures (which shall be no later than the date as of which the Servicer has repossessed and disposed of the related Equipment and otherwise collected all proceeds (including any proceeds of insurance to be applied as described in Section 3.4(c)(ii)) which, in the Servicer's reasonable judgment, can be collected under such Lease) following a default thereunder or upon damage to or destruction of such Equipment (if such Equipment is not to be replaced or repaired in accordance with Section 3.4(c)(i)), or (ii) a Lease as to which, during such Collection Period, 10% or more of a Scheduled Payment shall have become 180 days delinquent.

                  Liquidation Proceeds: All amounts received by the Servicer (i) in connection with the liquidation of any Lease and disposition of the related Equipment or (ii) as insurance proceeds with respect to any damaged or destroyed Equipment to be applied as described in Section 3.4(c)(ii), in each case net of
(a) reasonable out-of-pocket expenses incurred by or on behalf of the Servicer in connection with the collection of such Lease and the maintenance, repossession, repair, storage and disposition of the related Equipment (including taxes and insurance charges, to the extent in excess of amounts available therefor and relating to such Lease in the Insurance, Maintenance and Tax Accounts, as well as attorneys' fees) and (b) amounts that are required to be refunded to the Obligor on such Lease; provided, however, that the Liquidation Proceeds with respect to any Lease and disposition of the related Equipment shall in no event be less than zero.

                  Monthly Records: All records and data maintained by the Servicer with respect to the Leases in accordance with its customary standards, policies and procedures.

                  Note Majority: Holders of Notes representing a majority of the Principal Balance of each Class of the Notes then Outstanding.

                  Obligor: The lessee, borrower, purchaser or any other Person or Persons who are obligated to make payments under a Lease.

                  Opinion of Counsel: A written opinion of counsel acceptable in form and substance and from counsel acceptable to the Issuer and, if such opinion or a copy thereof is required to be delivered to the Trustee, to the Trustee.

                  Original Term: The term of a Lease as of the Cut-Off Date (which shall include any renewals or extensions of the original term thereof prior to the Cut-Off Date), as such term may be extended in accordance with
Section 3.2(c) or as a result of a bankruptcy proceeding with respect to the related Obligor, but excluding, in the case of any Lease, any other extensions or renewals thereof.

                  Payment Date: The twentieth day of each calendar month (or, if such twentieth day is not a Business Day, the next succeeding Business Day), commencing February 20, 1999.

                  Person: Any legal person, including any individual, corporation, partnership, joint venture, estate, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof, or any other entity.

                  Pledged Revenues: (i) All Scheduled Payments on the Leases received on or after the Cut-Off Date (including all Scheduled Payments due prior to, but not received as of, the CutOff Date, but excluding any Scheduled Payments due on or after, but received prior to, the CutOff Date); (ii) any Prepayments received on the Leases on or after the Cut-Off Date; (iii) the Purchase Amount of any Leases repurchased by Vendor Services (to the extent Vendor Services has not delivered a Substitute Lease) in accordance with Section
2.6 (other than any portion thereof attributable to the Book Value of the Equipment); (iv) the amount paid by the Contributor to repurchase the Leases pursuant to Section 5.1; (v) Liquidation Proceeds received in respect of any Leases and the disposition of the related Equipment on or after the Cut-Off Date; and (vi) any earnings on the investment of amounts credited to the Collection Account.

                  Predecessor Lease:  As defined in Section 9.1.

                  Prepayment: With respect to any Collection Period for any Lease, a voluntary prepayment during such Collection Period of amounts due and owing under such Lease.

                  Principal Balance:  As of any Accounting Date,

         (1) in the case of any Lease that does not by its terms permit prepayment or early termination, the present value of the unpaid Scheduled Payments due on such Lease after such last day of the Collection Period (excluding all Scheduled Payments due on or prior to, but not received as of, such last day, as well as any Scheduled Payments due after such last day and received on or prior thereto), after giving effect to any Prepayments received on or prior to such last day, discounted monthly (assuming, for purposes of such calculation, that each Scheduled Payment is due on the last day of the applicable Collection Period) at the rate of ___% per annum;

         (2) in the case of any Lease that permits prepayment or early termination only upon payment of a premium that is at least equal to the present value (calculated in the manner described in clause (1) above) of the unpaid Scheduled Payments due on such Lease after the date of such prepayment, the amount specified in clause (1) above; and

         (3) in the case of any Lease that permits prepayment or early termination without payment of a premium at least equal to the amount specified in clause (2) above, the lesser of (a) the outstanding principal balance of such Lease after giving effect to Scheduled Payments due on or prior to such last day of the Collection Period, whether or not received, as well as any Prepayments, and any Scheduled Payments due after such last day, received on or prior to such last day, and (b) the amount specified in clause (1) above;

provided that the Principal Balance of any Lease which became a Liquidated Lease during the related Collection Period or was required to be repurchased by Vendor Services as of the last day of the related Collection Period in accordance with
Section 2.6, will be deemed to be zero on and after the last day of such Collection Period.

                  Purchase Amount: With respect to a Lease and related Equipment required to be repurchased by Vendor Services in accordance with Section 2.6, the sum of (i) the Required Payoff Amount for such Lease as of the Accounting Date on which such obligation to so repurchase arises, plus (ii) the Book Value (if any) of the related Equipment.

                  Purchased Lease: As of any Deposit Date, any Lease which Vendor Services has repurchased (or substituted with a Substitute Lease therefor) as of the related Accounting Date, as required by Section 2.6.

                  Related Assets: The assets, in addition to the Leases, transferred by the Contributor to the Issuer pursuant to Section 2.1(a).

                  Related Documents: The Indenture, the Underwriting Agreement and related Terms Agreement with the Underwriters of the Notes, the Notes and the Transfer Agreement. The Related Documents executed by any party are referred to herein as "such party's Related Documents," "its Related Documents" or by a similar expression.

                  Representations and Warranties: As defined in Section 2.6.

                  Required Payoff Amount: With respect to any Collection Period for any Lease, the sum of (i) the Scheduled Payment due in such Collection Period, together with any Scheduled Payments due in prior Collection Periods but not yet received, plus (ii) the Principal Balance of such Lease (after taking into account the Scheduled Payment due in such Collection Period, whether or not received).

                  Reserve Account: The account designated as such in, and established and maintained pursuant to, Section 8.07 of the Indenture.

                  Residual Account: The account designated as such in, and established and maintained pursuant to, Section 8.06 of the Indenture.

                  Residual Realizations: Cash flows realized from the sale or re-lease of the Equipment following the scheduled expiration dates or voluntary early termination of the Leases, other than Equipment subject to Liquidated Leases.

                  Responsible Officer: When used with respect to the Servicer, the Contributor or any other Person, the President, any Vice-President or Assistant Vice-President or the Controller of such Person, or any other officer or employee having similar functions.

                  Schedule of Leases: Collectively, the schedules of Leases (which shall be made available to the parties hereto on a computer disk or other data storage medium) attached hereto as (or described in) Exhibit A, as such schedules may be revised from time to time in accordance with Sections 2.6 and 9.2(a).

                  Scheduled Payment: With respect to any Collection Period for any Lease during the Original Term of such Lease, the required payment or payments due under such Lease in such Collection Period other than those portions of such payments which, (i) under such Lease, are to be applied by the Servicer to the payment of insurance charges, maintenance, taxes and other similar obligations, or (ii) retained by the Servicer in payment of Administrative Fees or are late payments as to which Servicer Advances were made on a Payment Date.

                  Servicer: Green Tree Vendor Services Corporation, its successor in interest pursuant to Section 8.2 or, after any termination of the Servicer upon a Servicer Termination Event, any successor Servicer.

                  Servicer Advance:  As defined in Section 4.5.

                  Servicer Termination Event: An event described in Section 8.1.

                  Servicer's Certificate: With respect to each Determination Date, a certificate, completed by and executed on behalf of the Servicer, in accordance with Section 3.9, substantially in the form attached hereto as Exhibit B.

                  Servicing Account: The account designated as such in, and established and maintained pursuant to, Section 8.05 of the Indenture.

                  Servicing Fee: With respect to any Collection Period, the fee payable to the Servicer for services rendered during such Collection Period, which shall be equal to one-twelfth of the Servicing Fee Rate multiplied by the Lease Pool Principal Balance determined as of the last day of the second preceding Collection Period (or, in the case of the Servicing Fee with respect to the Collection Period commencing on the Initial Cut-Off Date, an amount equal to the product of (i) the Servicing Fee Rate, (ii) the Initial Lease Pool Principal Balance, and (iii) a fraction, the numerator of which is __ and the denominator of which is 360.

                  Servicing Fee Rate: ______% per annum.

                  Sub-Servicer: The Person named as servicer or sub-servicer in any agreement between the Servicer and such Person by which such Person is contractually obligated to perform on the Servicer's behalf all or a part of the servicing obligations described herein.

                  Substitute Lease: An Eligible Lease substituted by Vendor Services for (a) a Liquidated Lease, (b) a Warranty Lease or (c) an Adjusted Lease, in accordance with Section 9.2.

                  Total Servicing Fee: The sum of the Servicing Fee, the Administrative Fees and any earnings on the investment of amounts in the Servicing Account.

                  Transfer Agreement: The Transfer Agreement, dated as of December 1, 1998, among Vendor Services and the Contributor.

                  Trust Accounts: The Collection Account, the Servicing Account, the Residual Account, the Reserve Account, the Insurance, Maintenance and Tax Accounts and such other accounts as may be established in the name of the Issuer or the Trustee pursuant to the Indenture or this Agreement.

                  Trustee: The Person acting as Trustee under the Indenture, its successors in interest and any successor Trustee under the Indenture.

                  UCC: The Uniform Commercial Code as in effect in the relevant jurisdiction.

                  Vendor Services: Green Tree Vendor Services Corporation, a Delaware corporation.

                  Warranty Lease: A Lease subject to repurchase by Vendor Services pursuant to Section 2.6.

                  SECTION 1.2. Usage of Terms. With respect to all terms used in this Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other gender; references to "writing" include printing, typing, lithography, and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement; references to Persons include their permitted successors and assigns; and the terms "include" or "including" mean "include without limitation" or "including without limitation."

                  SECTION 1.3. Calculations. All calculations of the Principal Balance of any Lease and of the amount of the Servicing Fee shall be made on the basis of a 360-day year consisting of twelve 30-day months. All references to the Principal Balance of a Lease as of any date shall refer to the close of business on such date.

                  SECTION 1.4. Section References. All references to Articles, Sections, paragraphs, subsections, exhibits and schedules shall be to such portions of this Agreement unless otherwise specified.

                  SECTION 1.5. No Recourse. No recourse may be taken, directly or indirectly, under this Agreement or any certificate or other writing delivered in connection herewith or therewith, against any stockholder, officer or director, as such, of the Contributor, Vendor Services, the Servicer or the Trustee or of any predecessor or successor of the Contributor, Vendor Services, the Servicer or the Trustee.

                                   ARTICLE II

                              CONVEYANCE OF LEASES

                  SECTION 2.1. Conveyance of Leases and Related Assets. (a) Subject to the terms and conditions of this Agreement, the Contributor, pursuant to the mutually agreed upon terms contained herein, hereby transfers, assigns, and otherwise conveys to the Issuer, without recourse (but without limitation of its obligations in this Agreement), as of the Closing Date, all of the right, title and interest, including any security interest, whether now owned or hereafter acquired, of the Contributor in and to the following:

                  (i) the Leases, including, without limitation, (A) all monies at any time paid or payable thereon or in respect thereof from and after the Initial Cut-Off Date or, in the case of Substitute Leases, the applicable Cut-Off Date, in the form of (1) Scheduled Payments (including those Scheduled Payments due prior to, but not received as of, the Cut-Off Date, but excluding those Scheduled Payments due on or after, but received prior to, the Cut-Off Date), (2) Prepayments, (3) Liquidation Proceeds (including all net proceeds from the disposition of the related Equipment), (4) Extension Fees, (5) payments to be applied by the Servicer to the payment of insurance charges, maintenance, taxes or other similar obligations, and (6) payments to be retained by the Servicer in payment of Administrative Fees, (B) all rights of the lessor or the secured party, as the case may be, in all present or future leases and other contracts relating to the Equipment and all revenues, payments, rights to payment, profits, accounts, chattel paper, products and contract rights arising from or related to such Equipment or any use thereof or from any such lease or other contract, (C) all rights of the lessor or secured party, as the case may be, in all Insurance Policies and any other security (other than any ownership interest of the lessor in the Equipment) for the payment of amounts due under the Leases (including all rights, if any, the lessor or the secured party may have against vendors and other third parties for payments of such amounts) and (D) all items contained in the related Lease Files and any and all other documents that are kept on file in accordance with Vendor Services's customary procedures relating to the Leases;

                  (ii) all funds on deposit from time to time in the Trust Accounts and all investments therein and proceeds thereof;

                  (iii) the Transfer Agreement;

                  (iv) the Residual Realizations; and

                  (v) any and all proceeds of the foregoing;

The foregoing does not constitute, nor is it intended to result in, the creation or assumption by the Issuer, the Trustee or any Noteholder of any obligation of the Contributor, the Servicer or any other Person in connection with the Leases or the related Equipment or any agreement or instrument relating thereto, including any obligation to the Obligors.

                  (b) As security for the payment of amounts described in
Section 2.1(a)(i)(3) and 2.1(a)(iv), the Contributor hereby grants to the Issuer a security interest in all of the right, title and interest, whether now owned or hereafter acquired, of the Contributor in and to the Equipment and all proceeds thereof.

                  (c) The execution and delivery of this Agreement shall constitute an acknowledgment by each of the Contributor and the Issuer that they intend that each assignment and transfer herein contemplated constitute an assignment outright, and not for security, of the property described in Section 2.1(a), conveying good title thereto free and clear of any Liens, from the Contributor to the Issuer, and that all such property shall not be a part of the estate of the Contributor in the event of the bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, or the occurrence of another similar event, of, or with respect to the Contributor. In the event that such conveyance is determined to be made as security for a loan made by the Issuer or the Noteholders to the Contributor, the Contributor hereby grants to the Issuer a security interest in all of the Contributor's right, title and interest in and to the property described in Section 2.1(a) to secure the loan determined to have been made to the Contributor and the payment and performance of the other obligations of the Contributor under this Agreement, and agrees that in such event this Agreement shall constitute a security agreement under applicable law.

                  SECTION 2.2.  Custody of Lease Files.

                  (a) The Issuer hereby appoints the Servicer, and the Servicer hereby accepts such appointment, to act as the agent of the Issuer as custodian of the following documents or instruments (with respect to each Lease), which will be, as of the Closing Date (or, in the case of a Substitute Lease, as of the date of substitution in accordance with Section 9.2), in the possession of the Servicer or its agents:

                  (i) the fully executed original of the Lease (together with any agreements modifying the Lease, including, without limitation, any extension agreements);

                  (ii) all documents related to the Leases;

                  (iii) documents evidencing or related to any Insurance Policy, or copies thereof; and

                  (iv) such documents, if any, that Vendor Services keeps on file in accordance with its customary procedures indicating that the Equipment is owned or leased by the Obligor and subject to the interest of the lessor or secured party.

                  (b) The Servicer agrees to maintain the Lease Files at the locations where they are currently maintained, or at such other locations as shall from time to time be identified to the Trustee by written notice. The Servicer may temporarily move individual Lease Files or any portion thereof without notice as necessary to conduct collection and other servicing activities in accordance with its customary practices and procedures.

                  (c) As custodian, the Servicer shall have and perform the following powers and duties:

                           (i) hold the Lease Files on behalf of the Contributor, the Issuer, the Noteholders and the Trustee, maintain accurate records pertaining to each Lease to enable it to comply with the terms and conditions of this Agreement and the Related Documents, maintain a current inventory thereof and certify to the Trustee annually that it continues to maintain possession of such Lease Files;

                           (ii) implement written policies and procedures with respect to persons authorized to have access to the Lease Files and the receipting for Lease Files taken from their storage area by an employee of the Servicer for purposes of servicing or any other purposes; and

                           (iii) attend to all details in connection with maintaining custody of the Lease Files on behalf of the Contributor, the Issuer, the Noteholders and the Trustee.

                  (d) In performing its duties under this Section, the Servicer agrees to service the Leases in accordance with customary and usual procedures of institutions which service equipment Leases, installment sale contracts, promissory notes, loan and security agreements and other similar types of receivables comparable to the Leases and, to the extent more exacting, the degree of skill and attention that the Servicer exercises from time to time with respect to all comparable such contracts that it services for itself or others. The Servicer shall promptly report to the Trustee any failure by it to hold the Lease Files as herein provided and shall promptly take appropriate action to remedy any such failure. In acting as custodian of the Lease Files, the Servicer agrees further not to assert any beneficial ownership interests in the Leases or the Lease Files. The Servicer agrees to indemnify the Contributor, the Issuer, the Noteholders and the Trustee for any and all liabilities, obligations, losses, damages, payments, costs or expenses of any kind whatsoever which may be imposed on, incurred or asserted against the Contributor, the Issuer, the Noteholders or the Trustee as the result of any act or omission by the Servicer relating to the maintenance and custody of the Lease Files; provided, however, that the Servicer will not be liable for any portion of any such amount resulting from the negligence or willful misconduct of the Contributor, the Issuer, any Noteholder or the Trustee.

                  SECTION 2.3. Further Assurances. Following the Closing Date, the Contributor shall, at the reasonable request of the Trustee or the Servicer, and at the Contributor's expense, execute and deliver any further instruments of transfer or other documents, and shall take all such other actions that may be necessary, appropriate or desirable, to fully convey the Leases and the Related Assets to the Issuer or otherwise to evidence, effectuate or implement the transactions contemplated hereby. In addition, the Contributor, as agent for the Issuer, shall defend the Leases and the Related Assets against any and all claims and demands of all Persons at any time claiming the same or any interest therein adverse to that of the Issuer.

                  SECTION 2.4. Representations and Warranties of Contributor. By its execution of this Agreement, the Contributor makes the following representations and warranties. Unless otherwise specified, such representations and warranties speak as of the Closing Date.

                           (a) Organization and Good Standing. The Contributor has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Minnesota, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority and legal right to acquire, own and transfer the Leases and the other property transferred to the Issuer.

                           (b) Due Qualification. The Contributor is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions where the failure to do so would materially and adversely affect the performance of its obligations under this Agreement and the Related Documents.

                           (c) Power and Authority. The Contributor has the power and authority to execute and deliver this Agreement and the Contributor's Related Documents and to carry out the terms hereof and thereof; the Contributor has full power and authority to transfer and assign the Trust Assets to be transferred and assigned to and deposited with the Issuer by it and has duly authorized such transfer and assignment to the Issuer by all necessary corporate action; and the execution, delivery and performance of this Agreement and the Contributor's Related Documents have been duly authorized by the Contributor by all necessary corporate action.

                           (d) No Consent Required. No consent, license, approval or authorization of, or registration or declaration with, any Person or any governmental authority, bureau or agency is required in connection with the execution, delivery or performance of this Agreement and the Related Documents, except for such as have been obtained, effected or made or as described in paragraph (n) below.

                           (e) Valid Transfer; Binding Obligations. This Agreement effects, as of the Closing Date, a valid transfer and assignment of the Leases and the other Trust Assets, enforceable against the Contributor and creditors of and purchasers from the Contributor; and this Agreement and the Contributor's Related Documents, when duly executed and delivered, shall constitute legal, valid and binding obligations of the Contributor enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

                           (f) No Violation. The execution and delivery of this Agreement and the Related Documents, the consummation of the transactions contemplated by this Agreement and the Related Documents and the fulfillment of the terms of this Agreement and the Related Documents shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice or lapse of time, or both) a default under the articles of incorporation or by-laws of the Contributor, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Contributor is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement, or violate any law, order, rule or regulation applicable to the Contributor of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Contributor or any of its properties.

                           (g) No Proceedings. There are no proceedings or investigations pending or, to the Contributor's knowledge, threatened against the Contributor, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Contributor or its properties (A) asserting the invalidity of this Agreement or any of the Related Documents, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any of the Related Documents, (C) seeking any determination or ruling that might materially and adversely affect the performance by the Contributor of its obligations under, or the validity or enforceability of, this Agreement or any of the Related Documents, or (D) seeking to adversely affect (i) the federal income tax or other federal, state or local tax attributes of the Notes or (ii) the federal, state or local tax treatment of any of the transactions contemplated by this Agreement and the Related Documents.

                           (h) Place of Business. The principal executive offices of the Contributor, and the offices where the Contributor keeps its records concerning the Leases and related documents, are located at 1100 Landmark Towers, 345 St. Peter Street, St. Paul, Minnesota 55102.

                           (i) Registration Statement. No stop order suspending the effectiveness of the Registration Statement relating to the Notes has been issued, and no proceeding for that purpose has been instituted or is threatened, by the Securities and Exchange Commission.

                           (j) Filings. Since the effective date of the Registration Statement relating to the Notes, there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement or Prospectus that has not been so set forth, and there has been no document required to be filed under the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission thereunder that upon such filing would be deemed to be incorporated by reference in the Prospectus that has not been so filed.

                           (k) Good Title. Immediately prior to the transfer and assignment of the Leases and Related Assets to the Issuer pursuant to
         Section 2.1(a), the Contributor had good title thereto and was the sole owner thereof (subject, in the case of amounts in the Insurance, Maintenance and Tax Accounts, to the rights of the Obligors therein), free of any Lien. Upon the transfer and assignment of the Leases and Related Assets to the Issuer pursuant to Section 2.1(a), the Issuer will have good title thereto and will be the sole owner thereof (subject, in the case of amounts in the Insurance, Maintenance and Tax Accounts, to the rights of the Obligors therein), free of any Lien.

                           (l) No Impairment. No person has a participation in or other right to receive Scheduled Payments under any Lease, and the Contributor has taken no action to convey any right to any Person that would result in such Person having a right to Scheduled Payments received with respect to any Lease.

                           (m) Lawful Assignment. No Lease was originated in, or is subject to the laws of, any jurisdiction the laws of which would make unlawful, void or voidable the transfer and assignment of such Lease from the Contributor to the Issuer under this Agreement. Each Lease may be sold, assigned and transferred by the Contributor to the Issuer without the consent of, or prior approval from, or any notification to, the applicable Obligor, other than (i) certain Leases (which, in proportion to the aggregate of all of the Leases, are not material) that require notification of the assignment to the Obligor, which notification will be given by the Servicer not later than 10 days following the Closing Date, and (ii) certain Leases (which, in proportion to the aggregate of all of the Leases, are not material) that require the consent of the Obligor, which consent will be obtained by the Servicer not later than 10 days following the Closing Date.

                           (n) All Filings Made. All filings and other actions required to be made, taken or performed by any Person in any jurisdiction to give the Issuer a first priority perfected lien or ownership interest in the Leases has been made, taken or performed.

                           (o) Schedule of Leases Accurate. The information with respect to the Leases contained in the Schedule of Leases is true and correct in all material respects.

                  SECTION 2.5. Nonpetition Covenant. None of the Contributor, the Servicer, nor Vendor Services shall petition or otherwise invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer or the Contributor under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or the Contributor or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer or the Contributor.

                  SECTION 2.6. Repurchase of Leases Upon Breach of Representations and Warranties. Concurrently with the execution and delivery of this Agreement, Vendor Services and the Contributor have entered into the Transfer Agreement, the rights of the Contributor under which have been assigned by the Contributor to the Issuer pursuant to Section 2.1(a). Under the Transfer Agreement, Vendor Services has made certain representations and warranties to the Contributor with respect to the Leases (the "Representations and Warranties"). As of the second Deposit Date following its discovery or its receipt of notice of any breach of the Representations and Warranties that materially and adversely affects the value of any Lease (including any Liquidated Lease), Vendor Services shall, unless such breach shall have been cured in all material respects, either (A) (i) repurchase such Lease from the Issuer and (ii) repurchase the related Equipment from the Contributor or (B) substitute a Substitute Lease for such Lease and the related Equipment. On or before the related Deposit Date, Vendor Services shall pay the Purchase Amount to the Servicer and the Contributor, as their interests may appear, or substitute a Substitute Lease. The obligations of the Contributor with respect to any such breach of representations and warranties shall be limited to taking any and all actions necessary to enable the Issuer or the Trustee to enforce directly the obligations of Vendor Services to repurchase the applicable Lease and Equipment under the Transfer Agreement. It is understood and agreed that, except as set forth in the following paragraph, the obligation of Vendor Services to repurchase or substitute another Lease for any Lease, together with the related Equipment, as to which a breach has occurred and is continuing shall, if such obligation is fulfilled, constitute the sole remedy against Vendor Services for such breach available to the Contributor or the Trustee on behalf of the Noteholders and to the Contributor, as their interests may appear.

                  In addition to the foregoing and notwithstanding whether the Lease and related Equipment shall have been repurchased by Vendor Services, Vendor Services shall indemnify the Contributor, the Issuer, the Noteholders and the Trustee against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them as a result of third party claims arising out of the events or facts giving rise to such breach.

                                   ARTICLE III

                     ADMINISTRATION AND SERVICING OF LEASES

                  SECTION 3.1. Duties of the Servicer. The Servicer is hereby authorized to act as agent for the Issuer and the Contributor and in such capacity shall manage, service, administer and make collections on the Leases, and perform the other actions required by the Servicer under this Agreement. The Servicer agrees that its servicing of the Leases shall be carried out in accordance with customary and usual procedures of institutions which service equipment lease contracts, installment sale contracts, promissory notes, loan and security agreements and other similar types of receivables comparable to the Leases and, to the extent more exacting, the degree of skill and attention that the Servicer exercises from time to time with respect to all comparable such contracts that it services for itself or others. In performing such duties, so long as Vendor Services is the Servicer, it shall comply in all material respects with its customary standards, policies and procedures in effect from time to time. The Servicer may at any time change its customary standards, policies and procedures; provided that any such change shall not materially impair the collectibility of any Lease nor the Servicer's ability to perform its obligations under this Agreement and the Related Documents. The Servicer's duties shall include, without limitation, billing, collection and posting of all payments, responding to inquiries of Obligors on the Leases, investigating delinquencies, sending invoices to Obligors, accounting for collections and furnishing monthly and annual statements to the Issuer and the Trustee with respect to distributions, monitoring the status of Insurance Policies with respect to the Equipment and performing the other duties specified herein. The Servicer shall also administer and enforce all material rights and responsibilities of the lessor or secured party under the Leases and provided for in the Insurance Policies, to the extent that such Insurance Policies relate to the Leases, the Equipment or the Obligors. To the extent consistent with the standards, policies and procedures otherwise required hereby, the Servicer shall follow its customary standards, policies and procedures and shall have full power and authority to do any and all things in connection with such managing, servicing, administration and collection that it may deem necessary or desirable, including the authority to forego collection efforts under circumstances deemed appropriate by the Servicer in accordance with its customary standards, policies and procedures. Without limiting the generality of the foregoing, the Servicer is hereby authorized and empowered by the Issuer to execute and deliver, on behalf of the Contributor and the Issuer or either of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Leases and with respect to the Equipment in accordance with its customary standards, policies and procedures. The Servicer is hereby authorized to commence, in its own name (or in the name of the Issuer, provided the Servicer has obtained the Issuer's consent, which consent shall not be unreasonably withheld), a legal proceeding to enforce a Lease pursuant to Section 3.3 or to commence or participate in any other legal proceeding (including, without limitation, a bankruptcy proceeding) relating to or involving a Lease, an Obligor or the related Equipment. If the Servicer commences or participates in such a legal proceeding in its own name, the Issuer shall thereupon be deemed to have automatically assigned such Lease to the Servicer solely for purposes of commencing or participating in any such proceeding as a party or claimant, and the Servicer is authorized and empowered by the Issuer to execute and deliver in the Servicer's name any notices, demands, claims, complaints, responses, affidavits or other documents or instruments in connection with any such proceeding.

The Issuer shall furnish the Servicer with any powers of attorney and other documents which the Servicer may reasonably request and which the Servicer deems necessary or appropriate and take any other steps which the Servicer may deem necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

                  SECTION 3.2. Collection of Lease Payments; Modifications of Leases.

                  (a) Consistent with the standards, policies and procedures required by this Agreement, the Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Leases as and when the same shall become due, and shall follow such collection procedures as it follows with respect to all comparable contracts that it services for itself or others and otherwise act with respect to the Leases, the related Equipment, the Insurance Policies and the other Trust Assets in such manner as will, in the reasonable judgment of the Servicer, maximize the amount to be received by the Issuer and the Contributor with respect thereto. The Servicer is authorized in its discretion to waive any Administrative Fees or Extension Fees that may be collected in the ordinary course of servicing any Lease.

                  (b) The Servicer may at any time agree to a modification or amendment of a Lease in accordance with its credit and collection policies and procedures (it being acknowledged that any modification or amendment of a Lease resulting from a bankruptcy proceeding with respect to the Obligor will not be deemed to have been agreed to by the Servicer hereunder):

                           (i) in order to (A) change the Obligor's regular due date to a date within the Collection Period in which such due date occurs or (B) re-amortize (over the remainder of the original term) the Scheduled Payments on a Lease following a partial Prepayment (provided that the sum of such partial Prepayment and the Principal Balance of the Lease after the re-amortization is at least equal to the Required Payoff Amount for such Lease prior to the partial Prepayment), or

                           (ii) for any other purpose, provided that no such modification or amendment shall:

                           (A) change the amount or the due date of any
                  Scheduled Payment (except as provided in clauses (i)(A) and (B) above, Section 3.2(c) or Section 3.2(d)),

                           (B) release the related Equipment from the Lease,
                  unless (1) equipment of equal or greater value is substituted,
                  (2) the remaining related Equipment has a value at least equal to the Required Payoff Amount of the Lease, or (3) the release is pursuant to a partial Prepayment (which, in the case of a partial Prepayment on a Lease, meets the requirements of
                  Section 3.2(d)) and the ratio of the value of the related Equipment to the Principal Balance of the Lease after such Prepayment and release is at least equal to such ratio prior to such Prepayment and release;

                           (C) cause any of the representations or warranties
                  contained in the Representations and Warranties to cease to be true; or

                           (D) except as provided in clause (ii)(A) above,
                  result in the Principal Balance or Required Payoff Amount of the Lease being less than it would have been absent such modification or amendment.

                  (c) The Servicer may grant payment extensions on a Lease in accordance with its credit and collection policies and procedures (it being acknowledged that any extensions on a Lease resulting from a bankruptcy proceeding with respect to the Obligor will not be deemed to have been granted by the Servicer hereunder) if the Servicer believes in good faith that such extension is necessary to avoid a termination and liquidation of such Lease and will maximize the amount to be received by the Issuer with respect to such Lease; provided, however, that:

                           (i) the aggregate period of all extensions granted on a Lease shall not exceed six months; and

                           (ii) in no event may any Lease be extended beyond the Collection Period immediately preceding the final Stated Maturity Date.

Nothing in this Section 3.2(c) shall be deemed to prevent the Servicer from extending or renewing, or otherwise accepting the continued performance by the Obligor under, a Lease after expiration of its stated term.

                  (d) The Servicer may, in its discretion, allow a Prepayment, in whole or in part, of any Lease which, by its terms, is not prepayable, but only if the amount of such Prepayment (or, in the case of a partial Prepayment, the sum of such Prepayment and the remaining Principal Balance of the Lease after application of such Prepayment), together with such additional amounts as are (i) available to the Servicer for the purpose of prepaying such Lease (excluding any monies otherwise constituting Pledged Revenues) and (ii) deposited in the Collection Account in respect of such Lease contemporaneously with the deposit therein of such Prepayment, is at least equal to the Required Payoff Amount for such Lease.

                  (e) The Servicer shall remit all payments by or on behalf of the Obligors (other than amounts constituting Administrative Fees) received by the Servicer to the Servicing Account as soon as practicable, but in no event later than the second Business Day after receipt thereof.

                  (f) If the Servicer agrees to a modification, amendment or extension of a Lease not permitted by Sections 3.2(b) or 3.2(c), the Servicer shall, on the next Deposit Date, either (i) repurchase such Adjusted Lease in accordance with Section 2.6, or (ii) deliver a Substitute Lease therefor in accordance with Article IX.

                  SECTION 3.3. Realization Upon Leases. Consistent with the standards, policies and procedures required by this Agreement, the Servicer shall, except as provided in the following paragraph, take such action as is reasonably necessary (including making commercially reasonable efforts to repossess (or otherwise comparably convert the ownership of) and dispose of the related Equipment) to collect from the Obligor or otherwise all amounts payable under any Lease as to which the Obligor is in default in the making of one or more Scheduled Payments thereunder, if the Servicer has determined such default is not likely to be cured. The Servicer will not be required to repossess (or otherwise comparably convert the ownership of) any Equipment the repossession of which, in accordance with the Servicer's credit and collection policies and procedures, and based on the Servicer's good faith estimate of the value of the Equipment and its availability, would not be reasonable. The Servicer is authorized to follow such customary practices and procedures as it shall deem necessary or advisable, consistent with the standard of care required by Section 3.1, which practices and procedures may include the sale of the related Equipment at public or private sale, the submission of claims under an Insurance Policy and other actions by the Servicer in order to realize upon such a Lease. The foregoing is subject to the provision that, in any case in which the Equipment shall have suffered damage, the Servicer shall not expend funds in connection with any repair or towards the repossession of such Equipment unless it shall determine in its reasonable judgment that such repair and/or repossession shall increase the proceeds of liquidation of the related Lease by an amount greater than the amount of such expenses. All amounts received upon liquidation of a Lease (except as otherwise provided below), including any proceeds derived from the disposition of the related Equipment, shall be remitted by the Servicer to the Servicing Account as soon as practicable, but in no event later than the second Business Day after receipt thereof. The Servicer shall, to the extent the proceeds of such liquidation are sufficient therefor, be entitled to recover all reasonable out-of-pocket expenses incurred by it in the course of liquidating a Lease, which amounts may be retained by the Servicer from such proceeds (and shall not be required to be deposited as provided in Section 3.2(e)) to the extent of such expenses. The Servicer shall be entitled to retain in the Servicing Account, from liquidation proceeds, a reserve for out-of-pocket liquidation expenses in an amount equal to such expenses, in addition to those previously incurred, as it reasonably estimates will be incurred. Upon completion of such liquidation, the remainder of any such reserve, after reimbursement to the Servicer of all out-of-pocket liquidation expenses, shall constitute Liquidation Proceeds and be transferred as provided in Section 4.2(a). The Servicer shall, in accordance with Section 3.4(f), pay on behalf of the Issuer and the Contributor any sales, use, personal property and other taxes assessed on repossessed Equipment, as well as any sales or similar taxes on the disposition thereof, and shall be entitled to reimbursement of any such tax from liquidation proceeds with respect to the related Lease as provided in Section 3.4(b).

                  The Servicer will use its best efforts to sell or re-lease any Equipment upon the termination of the Lease to which such Equipment is subject (whether as a result of early termination following an Obligor default or upon scheduled expiration of the Lease), in a timely manner and in a manner so as to maximize, to the extent possible under the prevailing market conditions, the net proceeds of such Equipment. The Servicer may, in its discretion, choose to dispose of Equipment through a new lease or in some other manner which provides for payment for the Equipment over time. In any such event (other than permitting continued payments by the Obligor beyond the scheduled expiration date of the Lease), the Servicer will be required to pay from its own funds, and deposit in the Servicing Account, an amount which, in its reasonable judgment, is equal to the fair market value of such Equipment (less any related out-of-pocket liquidation expenses), and the Servicer will be entitled to all payments received thereafter in respect of such Equipment. Any such amounts so deposited by the Servicer shall be treated as additional Liquidation Proceeds, or Residual Realizations, depending on the reason for the disposition of the Equipment, with respect to the related Lease and Equipment.

                  SECTION 3.4. Insurance, Maintenance and Taxes.

                  (a) The Servicer shall establish one or more insurance, maintenance and tax accounts (collectively, the "Insurance, Maintenance and Tax Accounts") in the name of the Servicer and for the benefit of the respective Obligors and, to the extent provided herein, the Issuer and the Contributor. The Servicer shall deposit into the Insurance, Maintenance and Tax Accounts any payments made by or on behalf of Obligors which constitute (i) insurance charges paid by an Obligor to the lessor or secured party under a Lease (unless paid directly by such insurance company or comparable third party directly to the Obligor), (ii) any insurance payments or recoveries paid by an insurance company or comparable third party and related to the damage to, or destruction of, the Equipment related to such Lease (unless paid directly by such insurance company or comparable third party directly to the Obligor), (iii) any payments made by or on behalf of Obligors which constitute amounts paid by an Obligor to the lessor or secured party under a Lease in respect of the maintenance of the related Equipment, and (iv) taxes paid by the Obligor with respect to the related Lease or Equipment (except for any such payments in respect of taxes which were paid by Vendor Services prior to the Cut-Off Date, which payments shall constitute Scheduled Payments hereunder). None of the foregoing payments shall constitute Pledged Revenues except under the circumstances described in clause (c)(ii) below.

                  (b) The Servicer may pay from its own funds, or may withdraw amounts from the Insurance, Maintenance and Tax Accounts, when and if appropriate, to pay, when due (i) all insurance charges in the amounts received under clause (a)(i) above, (ii) any amounts payable under any applicable maintenance contract or otherwise with respect to the maintenance of the related Equipment in the amounts received under clause (a)(iii) above, and (iii) all taxes in the amounts received under clause (a)(iv) above. If the Servicer has paid any such insurance charges, maintenance costs or taxes from its own funds (including any such amounts that may have been paid prior to the Closing Date), the Servicer shall be entitled to reimbursement therefor from any appropriate amounts available therefor in the Insurance, Maintenance and Tax Accounts, from payments thereafter received from the applicable Obligor in respect thereof or from liquidation proceeds in the event such Lease is liquidated. The Servicer is authorized in its discretion to waive its right to receive reimbursement of any such amount.

                  (c) Amounts on deposit in the Insurance, Maintenance and Tax Accounts which represent amounts received by the Servicer pursuant to clause
(a)(ii) above shall be applied by the Servicer as follows: (i) if equipment is purchased to replace the Equipment that was damaged or destroyed, and such replacement equipment is (in the reasonable opinion of the Servicer) of comparable use and equivalent value to the Equipment that was damaged or destroyed, or if the Equipment is to be repaired, the Servicer shall release such amount so received from the insurance company or comparable third party in payment or reimbursement for such replacement equipment or such repair; and (ii) if such replacement option is not exercised or the Equipment is not to be repaired, then the Servicer shall treat such amount as Liquidation Proceeds (after netting any amounts therefrom as is provided pursuant to the definition of "Liquidation Proceeds" herein) and transfer such amount from the Insurance, Maintenance and Tax Accounts to the Collection Account.

                  (d) The Servicer may sue to enforce or collect upon the Insurance Policies, in its own name, if possible, or as agent of the Issuer and the Contributor. If the Servicer elects to commence a legal proceeding to enforce an Insurance Policy, the act of commencement shall be deemed to be an automatic assignment of the rights of the Issuer and the Contributor under such Insurance Policy to the Servicer for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that the Servicer may not enforce an Insurance Policy on the grounds that it is not a real party in interest or a holder entitled to enforce the Insurance Policy, the Issuer, on behalf of the Contributor, shall take such steps as the Servicer deems necessary to enforce such Insurance Policy, including bringing suit in its name or the name of the Trustee for the benefit of the Noteholders.

                  (e) Consistent with its customary standards, policies and procedures, with respect to each Lease, the Servicer shall maintain insurance against casualty loss with respect to any Equipment financed by or leased pursuant to the Lease, to the extent the Lease requires the lessor or secured party under the Lease to maintain such insurance, and shall otherwise require the Obligor under the Lease to maintain such insurance, to the extent the Lease requires that such insurance be maintained by the Obligor. The Servicer shall not otherwise be liable to the Issuer, the Trustee, the Contributor or any Noteholder for any casualty loss with respect to any Equipment related to a Lease, except to the extent otherwise explicitly provided in this Agreement.

                  (f) The Servicer shall determine and pay when due all sales, use, personal property and other taxes payable in respect of the Equipment related to each Lease. To the extent the Servicer has previously received from the related Obligor payments with respect to such taxes and has deposited such payments in the Insurance, Maintenance and Tax Accounts in accordance with clause (a)(iv) above, the Servicer shall, in accordance with clause (b)(iii) above, either (i) pay such taxes from amounts withdrawn from the Insurance, Maintenance and Tax Accounts, or (ii) pay such taxes from its own funds and thereafter reimburse itself from amounts withdrawn from the Insurance, Maintenance and Tax Accounts. In the event the Servicer has not previously received payments from the Obligor for this purpose, or to the extent any such payments received were insufficient to pay the taxes due, the Servicer shall nonetheless pay such taxes from its own funds and shall bill the Obligor for any amounts so paid. The Servicer shall be entitled to reimbursement for any taxes so paid from its own funds, as provided in clause (b)(iii) above. Failure on the part of the Servicer to perform its duties in a timely fashion under this clause shall constitute a breach of this Agreement by the Servicer for which indemnity will be available in accordance with Section 7.1.

                  (g) The Servicer shall give prompt written notice to the Trustee of the Servicer's failure to pay when due any insurance charge or tax payment required to be paid pursuant to this Section 3.4 and the reason for such failure. Upon receipt of any such notice, or if the Trustee has otherwise received notice of any such failure to pay an insurance charge or tax payment, the Trustee shall take such actions as are reasonably necessary (including the withdrawal of monies, if any, available therefor in the Insurance, Maintenance and Tax Accounts and attributable to payments previously made by the related Obligor and payment of such insurance charge or tax payment) to cause any such amounts to be paid. The Trustee shall be permitted to withdraw monies from the Insurance, Maintenance and Tax Accounts for purposes of performing its obligations under this paragraph, but shall not, in any event, be required to use its own funds for such purposes.

                  SECTION 3.5. Maintenance of Security Interests in Equipment. To the extent the Servicer's credit and collection policies and procedures in this regard would so require (it being acknowledged that, in certain instances, such credit and collection policies and procedures would not so require), the Servicer shall take such steps as are necessary to maintain perfection of any security interest created by each Lease in the related Equipment on behalf of the Issuer and the Contributor, including, but not limited to, obtaining the execution by the Obligors and the recording, registering, filing, re-recording, re-filing, and re-registering of all security agreements, financing statements and continuation statements as are necessary to maintain such security interest granted by the Obligors under the respective Leases. The Issuer hereby authorizes the Servicer, and the Servicer agrees (to the extent the Servicer's credit and collection policies and procedures in this regard would so require), to take any and all steps necessary to re-perfect such security interest on behalf of the Issuer and the Contributor as necessary because of the relocation of Equipment or for any other reason.

                  SECTION 3.6. Covenants, Representations, and Warranties of Servicer. By its execution and delivery of this Agreement, the Servicer makes the following representations, warranties and covenants.

                           (a) The Servicer covenants as follows:

                                    (i) Liens in Force. The Equipment securing
                  each Lease shall not be released in whole or in part from any interest the lessor or secured party may have in such Equipment under the terms of the Lease, except upon payment in full of the Lease or as otherwise contemplated herein;

                                    (ii) No Impairment. The Servicer shall do
                  nothing to impair the rights of the Issuer, the Contributor or the Noteholders in the Leases, the Insurance Policies or the other Trust Assets; and

                                    (iii) No Amendments. The Servicer shall not
                  extend or otherwise amend the terms of any Lease with respect to the Scheduled Payments thereon, except (A) in accordance with Section 3.2, or (B) at such time as the Notes are no longer Outstanding, with the consent of the Issuer.

                           (b) The Servicer represents, warrants and covenants as of the date of execution and delivery of this Agreement:

                                    (i) Organization and Good Standing. The
                  Servicer has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with power, authority and legal right to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority and legal right to enter into and perform its obligations under this Agreement and the Servicer's Related Documents;

                                    (ii) Due Qualification. The Servicer is duly
                  qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions where the failure to do so would materially and adversely affect the performance of its obligations under this Agreement and the Related Documents;

                                    (iii) Power and Authority. The Servicer has
                  the power and authority to execute and deliver this Agreement and to carry out the terms hereof; and the execution, delivery and performance of this Agreement and the Servicer's Related Documents have been duly authorized by the Servicer by all necessary corporate action;

                                    (iv) Binding Obligation. This Agreement and
                  the Servicer's Related Documents shall each constitute the legal, valid and binding obligation of the Servicer enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law;

                                    (v) No Violation. The execution and delivery
                  of this Agreement, the consummation of the transactions contemplated by this Agreement and the Servicer's Related Documents, and the fulfillment of the terms hereof, shall not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time, or both) a default under, the articles of incorporation or bylaws of the Servicer, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement or any Related Document, or violate any law, order, rule or regulation applicable to the Servicer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or any of its properties;

                                    (vi) No Proceedings. There are no
                  proceedings or investigations pending or, to the Servicer's knowledge, threatened against the Servicer, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Servicer or its properties (A) asserting the invalidity of this Agreement or any of the Servicer's Related Documents, (B) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the Servicer's Related Documents, or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement or any of the Servicer's Related Documents or (D) seeking to adversely affect (i) the federal income tax or other federal, state or local tax attributes of the Notes or (ii) the federal, state or local tax treatment of any of the transactions contemplated by this Agreement and the Related Documents; and

                                    (vii) No Consents. The Servicer is not
                  required to obtain the consent of any other party or any consent, license, approval or authorization, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Servicer's Related Documents.

                  SECTION 3.7. Sub-Servicers. The Servicer may, without the Issuer's or the Trustee's consent, maintain or enter into one or more agreements with Sub-Servicers for the servicing and administration of the Leases by such Sub-Servicers. Notwithstanding the terms or existence of any such agreement between the Servicer and a Sub-Servicer, the Servicer shall not be relieved of any of its obligations under this Agreement by reason of such agreement and shall be obligated to the same extent and under the same terms and conditions as if the Servicer alone was servicing and administering the Leases, and neither the Issuer nor the Trustee shall have any obligation to deal with anyone other than the Servicer with respect to the servicing of the Leases.

                  SECTION 3.8. Total Servicing Fee; Payment of Expenses by Servicer. On each Payment Date, the Servicer shall be entitled to receive out of the Collection Account the Servicing Fee for the related Collection Period and any unreimbursed Servicer Advances in respect of a prior Payment Date, pursuant to Section 8.03 of the Indenture. The Servicer shall be entitled to retain, as additional servicing compensation under this Agreement, any Administrative Fees and any earnings on the investment of amounts in the Servicing Account. The Servicer shall be required to pay all expenses incurred by it in connection with its activities under this Agreement (including taxes imposed on the Servicer and all expenses incurred in connection with reports to Noteholders). In addition, the Servicer shall pay to the Trustee, and the Trustee shall be entitled to, certain annual fees and shall reimburse the Trustee for all ordinary and reasonable out-of-pocket expenses incurred or made by it in connection with the performance of its duties under the Indenture (excluding those incurred or made in the performance of its duties under Article V of the Indenture, as referred to in Section 6.07(b) of the Indenture).

                  SECTION 3.9. Servicer's Certificate. No later than 10:00 a.m. St. Paul, Minnesota time on each Determination Date, the Servicer shall deliver to the Issuer, the Trustee and each Rating Agency a Servicer's Certificate executed by a Responsible Officer of the Servicer containing, among other things, (i) all information necessary to enable the Trustee to make the withdrawals and distributions required by Section 8.03 of the Indenture, (ii) all information necessary to enable the Trustee to send the statements to Noteholders required by Section 7.05 of the Indenture, and (iii) all information necessary to enable the Trustee to reconcile all deposits to, and withdrawals from, the Servicing Account, the Collection Account, the Residual Account and the Reserve Account for the related Collection Period and Payment Date, including the accounting required by Section 4.4. Leases repurchased (or for which a

Substitute Lease was substituted) by Vendor Services on the related Deposit Date or by the Contributor on the related Accounting Date and each Lease which became a Liquidated Lease or which was paid in full during the related Collection Period, shall be identified by account number (as set forth in the Schedule of Leases), and information regarding each Substitute Lease shall be provided. A copy of such certificate may be obtained by any Noteholder (or by any Note Owner, upon certification that such Person is a Note Owner and payment of any expenses associated with the distribution thereof) by a request in writing to the Trustee addressed to the Corporate Trust Office.

                  SECTION 3.10. Annual Statement as to Compliance; Notice of Servicer Termination Event.

                  (a) The Servicer shall deliver to the Issuer, the Trustee and each Rating Agency, on or before March 31 (or 90 days after the end of the Servicer's fiscal year, if other than December 31) of each year, beginning on March 31, 1999, a certificate signed by any Responsible Officer of the Servicer, dated as of December 31 (or other applicable date) of the immediately preceding year, stating that (i) a review of the activities of the Servicer during the preceding 12-month period (or such other period as shall have elapsed from the Closing Date to the date of the first such certificate) and of its performance under this Agreement has been made under such officer's supervision, and (ii) to such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such period, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

                  (b) The Servicer shall deliver to the Issuer, the Trustee and each Rating Agency, promptly after having obtained knowledge thereof, but in no event later than two Business Days thereafter, written notice in a certificate signed by any Responsible Officer of the Servicer of any event which with the giving of notice or lapse of time, or both, would become a Servicer Termination Event under Section 8.1(a). The Contributor or the Servicer shall deliver to the Issuer, the Trustee, the Servicer or the Contributor (as applicable) and each Rating Agency promptly after having obtained knowledge thereof, but in no event later than three Business Days thereafter, written notice in a certificate signed by any Responsible Officer of the Servicer of any event which with the giving of notice or lapse of time, or both, would become a Servicer Termination Event under any other clause of Section 8.1.

                  SECTION 3.11. Annual Independent Accountants' Report.

                  (a) The Servicer shall cause a firm of nationally recognized independent certified public accountants (the "Independent Accountants"), who may also render other services to the Servicer, to deliver to the Issuer, the Trustee and each Rating Agency, on or before March 31 (or 90 days after the end of the Servicer's fiscal year, if other than December 31) of each year, beginning on March 31, 1999, with respect to the twelve months ended the immediately preceding December 31 (or other applicable date) (or such other period as shall have elapsed from the Closing Date to the date of such certificate), a statement (the "Accountant's Report") addressed to the Board of Directors of the Servicer, to the Issuer and to the Trustee, to the effect that such firm has audited the financial statements of the Servicer and issued its report thereon and that such audit was made in accordance with generally accepted auditing standards, and accordingly included such tests of the accounting records and such other auditing procedures as such firm considered necessary in the circumstances, including procedures as determined by the Independent Accountants related to (i) the documents and records concerning the servicing of equipment lease contracts, installment sale contracts, promissory notes, loan and security agreements and/or other similar types of receivables under servicing agreements substantially similar one to another (such Accountant's Report to have attached thereto a schedule setting forth the servicing agreements covered thereby, including this Agreement); and (ii) the delinquency and loss statistics relating to the Servicer's portfolio of equipment lease contracts, installment sale contracts, promissory notes, loan and security agreements and/or other similar types of receivables; and except as described in the Accountant's Report, disclosed no exceptions or errors in the records relating to the contracts serviced for others that, in the firm's opinion, generally accepted auditing standards requires such firm to report. The Accountant's Report shall further state that (1) a review of certain agreed upon procedures was performed with respect to two randomly selected Servicer's Certificates during the applicable period, and (2) except as disclosed in the Report, no exceptions or errors in the Servicer's Certificates so examined were found.

                  (b) The Accountants' Report shall also indicate that the firm is independent of the Contributor and the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

                  (c) A copy of the Accountants' Report may be obtained by any Noteholder (or by any Note Owner, upon certification that such Person is a Note Owner and payment of any expenses associated with the distribution thereof) by a request in writing to the Trustee addressed to the Corporate Trust Office.

                  SECTION 3.12. Access to Certain Documentation and Information Regarding Leases. The Servicer shall provide to representatives of the Issuer and the Trustee reasonable access to the documentation regarding the Leases. In each case, such access shall be afforded without charge but only upon reasonable request and during normal business hours. Nothing in this Section shall derogate from the obligation of the Servicer to observe any applicable law, rule or contractual provision with an Obligor prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

                  SECTION 3.13. Certain Duties of the Servicer. The Servicer shall, and hereby agrees that it will, monitor the Issuer's compliance with all applicable provisions of federal securities laws, notify the Issuer of any actions to be taken by the Issuer necessary for compliance with such laws and prepare on behalf of the Issuer all notices, filings or other documents or instruments required to be filed under such laws.

                  SECTION 3.14. Duties of the Servicer under the Indenture. The Servicer shall, and hereby agrees that it will, perform on behalf of the Issuer the following duties of the Issuer under the Indenture (references are to the applicable Sections in the Indenture):

                           (a) the direction to the Paying Agents, if any, to deposit moneys with the Trustee (Section 3.03);

                           (b) the obtaining and preservation of the Issuer's qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Indenture, the Notes and each other instrument and agreement included in the Trust Estate (Section 3.04);

                           (c) the preparation of all supplements, amendments, financing statements, continuation statements, instruments of further assurance and other instruments, in accordance with Section 3.05 of the Indenture, necessary to protect the Trust Estate (Section 3.05);

                           (d) the annual delivery of Opinions of Counsel, in accordance with Section 3.06 of the Indenture, as to the Trust Estate, and the annual delivery of the Officers' Certificate and certain other statements, in accordance with Section 3.09 of the Indenture, as to compliance with the Indenture (Sections 3.06 and 3.09);

                           (e) the preparation and obtaining of documents and instruments required for the release of the Issuer from its obligations under the Indenture (Section 4.01);

                           (f) the monitoring of the Issuer's obligations as to the satisfaction and discharge of the Indenture and the preparation of an Officers' Certificate and the obtaining of the Opinion of Counsel and the Independent Certificate relating thereto (Section 4.01);

                           (g) the preparation of any written instruments required to confirm more fully the authority of any co-trustee or separate trustee and any written instruments necessary in connection with the resignation or removal of any co-trustee or separate trustee (Sections 6.08 and 6.11);

                           (h) the opening of one or more accounts in the Issuer's name, the preparation of Issuer Orders, Officers' Certificates and Opinions of Counsel and all other actions necessary with respect to investment and reinvestment of funds in the Trust Accounts (Sections 8.02, 8.04, 8.05 and 8.06);

                           (i) the preparation of Issuer Orders and the obtaining of Opinions of Counsel with respect to the execution of supplemental indentures (Sections 9.01, 9.02 and 9.03);

                           (j) the preparation of all Officers' Certificates, Opinions of Counsel and Independent Certificates with respect to any requests by the Issuer to the Trustee to take any action under the Indenture (Section 11.01); and

                           (k) the recording of the Indenture, if applicable (Section 11.15).

                  SECTION 3.15. Fidelity Bond. Within 30 days after the Closing Date, the Servicer shall obtain, and shall thereafter maintain, (i) a policy or policies of insurance covering errors and omissions by the Servicer, and (ii) a fidelity bond. Such policy or policies and such fidelity bond shall be in such form and amount as is generally customary among persons that service a portfolio of equipment lease contracts, installment sale contracts, promissory notes, loan and security agreements and/or other similar types of receivables having an unpaid balance of at least $100,000,000 and which are generally regarded as servicers acceptable to institutional investors. Each such policy shall name the Issuer, the Trustee and the Contributor as parties insured thereunder as their respective interests may appear.

                                   ARTICLE IV

                            COLLECTIONS AND DEPOSITS

                  SECTION 4.1. Initial Deposit. No later than the second Business Day following the Closing Date, the Servicer shall deposit in the Servicing Account (i) all Scheduled Payments and Prepayments of Leases received by the Servicer on or after the Initial Cut-Off Date (including those Scheduled Payments due prior to, but not received as of, the Initial Cut-Off Date, but excluding those Scheduled Payments due on or after, but received prior to, the Cut-Off Date) and on or prior to the second Business Day immediately preceding such date and (ii) all Liquidation Proceeds (including proceeds of Insurance Policies to be treated as such in accordance with Section 3.4) realized in respect of the Leases and related Equipment and applied by the Servicer on and after the Initial Cut-Off Date.

                  SECTION 4.2. Collections.

                  (a) Pursuant to the Indenture, the Trustee has established the Servicing Account. The Servicer shall make deposits to and transfers from the Servicing Account, and shall be entitled to make withdrawals therefrom, as provided in this Agreement. The Servicer shall remit to the Servicing Account all payments by or on behalf of the Obligors on the Leases (other than amounts constituting Administrative Fees), all Residual Realizations and all Liquidation Proceeds (including (1) proceeds of Insurance Policies to be treated as such in accordance with Section 3.4 and (2) deficiency amounts paid by the Servicer with respect to the disposition of Equipment to be treated as such in accordance with the last paragraph of Section 3.3) received by the Servicer, in each case, as soon as practicable, but in no event later than the second Business Day after receipt thereof. Within three Business Days after the deposit of such payments and proceeds therein, the Servicer shall transfer all amounts credited to the Servicing Account on account of such payments and proceeds (i) to the extent they constitute Pledged Revenues, to the Collection Account and (ii) to the extent they represent Residual Realizations, to the Residual Account. Notwithstanding the foregoing, the Servicer may utilize an alternative remittance schedule acceptable to the Servicer if the Servicer provides to the Trustee written confirmation from each Rating Agency that such alternative remittance schedule will not result in the downgrading or withdrawal by the Rating Agency of the rating then assigned to the Notes. Amounts from time to time in the Servicing Account shall be invested in accordance with Section 8.07 of the Indenture, and the Servicer shall be entitled to any earnings on such investments as additional servicing compensation hereunder. In the event of any losses on such investments, the Servicer shall deposit in the Servicing Account the amount thereof, net of any earnings otherwise distributable to the Servicer.

                  (b) The Servicer shall remit to the Collection Account (i) no later than the second Business Day prior to a Payment Date, that portion of any Purchase Amount relating to the Required Payoff Amount received by the Servicer upon the repurchase by Vendor Services of any Lease pursuant to Section 2.6, and
(ii) that portion of the amount paid by the Contributor to repurchase the Leases pursuant to Section 5.1 as is required to be deposited in the Collection Account pursuant to such Section.

                  (c) Notwithstanding the provisions of subsections (a) and (b) hereof, the Servicer will be entitled to be reimbursed from amounts on deposit in the Servicing Account or the Collection Account with respect to a Collection Period for amounts previously deposited in the Servicing Account or the Collection Account but later determined by the Servicer in good faith to (i) have resulted from mistaken deposits or postings or checks returned for insufficient funds, or (ii) be required to be repaid to an Obligor. The amount to be reimbursed hereunder may be retained pursuant to Section 4.4 at any time or may otherwise be paid to the Servicer on the related Payment Date pursuant to
Section 8.03(i) of the Indenture upon certification by the Servicer of such amounts and the provision of such information to the Trustee as may be necessary to verify the accuracy of such certification.

                  SECTION 4.3. Application of Collections. For the purposes of this Agreement, all collections for a Collection Period shall be applied by the Servicer as follows:

                           (a) With respect to each Lease, payments by or on behalf of the Obligor thereof (other than Administrative Fees with respect to such Lease, to the extent collected) shall be applied to Scheduled Payments and Prepayments in accordance with the terms of such Lease and the Servicer's credit and collection policies and procedures. With respect to each Liquidated Lease, the Liquidation Proceeds shall be applied, for purposes of this Agreement and the Indenture only, to Scheduled Payments and Prepayment on the Lease as if the Liquidation Proceeds had been paid by the Obligor on the Accounting Date, and then to any other amounts due and payable with respect to such Lease. The Servicer shall not be entitled to any Administrative Fees with respect to a Liquidated Lease unless the Required Payoff Amount for such Lease has been deposited in the Collection Account.

                           (b) With respect to each Lease that has become a Purchased Lease as of any Deposit Date, the Purchase Amount shall be applied, for purposes of this Agreement and the Indenture only, to Scheduled Payments and Prepayment on the Lease as if the Purchase Amount had been paid by the Obligor on the related Accounting Date. All payments by or on behalf of an Obligor received with respect to any Purchased Lease after the Accounting Date immediately preceding the Deposit Date on which the Purchase Amount was paid by Vendor Services, shall be paid to Vendor Services and shall not be included in Pledged Revenues.

                           (c) With respect to each Lease that has been repurchased by the Contributor pursuant to Section 5.1, the purchase price shall be applied, for purposes of this Agreement and the Indenture only, to Scheduled Payments and Prepayments on the Lease as if such purchase price had been paid by the Obligor on the Accounting Date. All payments by or on behalf of an Obligor received with respect to any Lease so repurchased after the Accounting Date on which the purchase price was paid by the Contributor, shall be paid to the Contributor and shall not be included in the Amount Available.

                  SECTION 4.4. Net Deposits. So long as no Servicer Termination Event shall have occurred and be continuing with respect to the Servicer, the Servicer may make the remittances or transfers to be made by it pursuant to
Section 4.2 net of amounts (which amounts may be netted prior to any such remittance or transfer) that would otherwise be distributed to it pursuant to
Section 8.03(i) of the Indenture; provided, however, that the Servicer shall account for all of such amounts in the related Servicer's Certificate as if such amounts were deposited and distributed separately. If an error is made by the Servicer in calculating the amount to be deposited or retained by it, with the result that an amount less than required is deposited in the Collection Account, the Servicer shall make a payment of the deficiency to the Collection Account immediately upon becoming aware, or receiving notice from the Trustee, of such error.

                  SECTION 4.5. Servicer Advances. On each Determination Date, the Servicer may, but will not be required to, advance and remit to the Trustee, in such manner as will ensure that the Trustee will have immediately available funds on account thereof by 11:00 a.m. St. Paul, Minnesota time on the second Business Day prior to the next succeeding Payment Date, an amount (a "Servicer Advance") equal to any Scheduled Payments due during the prior Collection Period but unpaid prior to such Determination Date with respect to any Lease. In consideration of each Servicer Advance the Servicer will be entitled to retain any late payment fees recovered from the Obligor with respect to any Lease Payment covered by a Servicer Advance. In addition, the Servicer will be reimbursed for Servicer Advances from funds in the Collection Account in accordance with the Indenture on the second following Payment Date.

                                    ARTICLE V

                                   TERMINATION

                  SECTION 5.1. Optional Purchase of All Leases; Liquidation of Trust Assets.

                  (a) At such time as the sum of the Aggregate Principal Balance of the Notes is less than 10% of the Initial Pool Principal Balance, the Contributor shall have the option to purchase all of the Leases from the Issuer; provided, however, that the amount to be paid for such purchase (as set forth in the following sentence) shall, in any event, be sufficient to pay the full amount of unpaid principal of and interest payable on the Notes on the related Payment Date. To exercise such option, Contributor shall, on any Accounting Date, pay to the Servicer the aggregate purchase price for the Leases (which shall be an amount equal to the sum of the Required Payoff Amounts for all of the Leases), plus the appraised value of any other property (including the right to receive any future recoveries) held as Trust Assets, such appraisal to be conducted by an appraiser mutually agreed upon by the Contributor and the Trustee (or, if the Notes are no longer Outstanding, the Issuer), and shall succeed to all interests in and to the Trust Assets. The fees and expenses related to such appraisal shall be paid by the Contributor. The Servicer shall immediately deposit the purchase price so paid into the Collection Account, to be treated as Available Pledged Revenues and distributed in accordance with
Section 8.03 of the Indenture.

                  (b) Notice of any termination of the Issuer shall be given by the Servicer to the Issuer and the Trustee as soon as practicable (but in no event more than three Business Days) after the Servicer has received notice thereof.

                                   ARTICLE VI

                                 THE CONTRIBUTOR

                  SECTION 6.1. Liability of Contributor. The Contributor shall be liable hereunder only to the extent of the obligations in this Agreement specifically undertaken by the Contributor and the representations made by the Contributor.

                  SECTION 6.2. Merger or Consolidation of, or Assumption of the Obligations of, Contributor; Amendment of Certificate of Incorporation.

                  (a) The Contributor shall not merge or consolidate with any other Person or permit any other Person to become the successor to the Contributor's business except in accordance with the requirements of this Section. The certificate of incorporation of any corporation (i) into which the Contributor may be merged or consolidated, (ii) resulting from any merger or consolidation to which the Contributor shall be a party, or (iii) succeeding to the business of Contributor, shall contain provisions relating to limitations on business and other matters substantively identical to those contained in the Contributor's certificate of incorporation. Any such successor corporation shall execute an agreement of assumption of every obligation of the Contributor under this Agreement and each Related Document and, whether or not such assumption agreement is executed, shall be the successor to the Contributor under this Agreement without the execution or filing of any document or any further act on the part of any of the parties to this Agreement. The Contributor shall provide prompt notice of any merger, consolidation or succession pursuant to this
Section 6.2 to the Issuer, the Trustee and the Rating Agencies. Notwithstanding the foregoing, the Contributor shall not merge or consolidate with any other Person or permit any other Person to become a successor to the Contributor's business, unless (w) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 2.4 shall have been breached (for purposes hereof, such representations and warranties shall speak as of the date of the consummation of such transaction) and no event that, after notice or lapse of time, or both, would become an Event of Default or a Servicer Termination Event shall have occurred and be continuing, (x) the Contributor shall have delivered to the Issuer and the Trustee a certificate of a Responsible Officer of the Contributor and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section 6.2 and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, (y) the Contributor shall have delivered to the Issuer and the Trustee an Opinion of Counsel, stating that, in the opinion of such counsel, either (A) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary to preserve and protect the interest of the Issuer in the Trust Assets and reciting the details of the filings or (B) no such action shall be necessary to preserve and protect such interest, and (z) the Rating Agency Condition shall have been satisfied.

                  (b) The Contributor hereby agrees that it shall not (i) take any action prohibited by Article VIII of its certificate of incorporation or
(ii) without the prior written consent of the Issuer and the Trustee and without satisfaction of the Rating Agency Condition, amend Article III, Article V,
Article VI or Article VIII of its certificate of incorporation.

                  SECTION 6.3. Limitation on Liability of Contributor and Others. The Contributor and any director or officer or employee or agent of the Contributor may rely in good faith on the advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement. The Contributor shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its obligations as transferor of the Leases under this Agreement and that in its opinion may involve it in any expense or liability.

                  SECTION 6.4. Contributor May Own Notes. Each of the Contributor and any Affiliate of the Contributor may in its individual or any other capacity become the owner or pledgee of Notes with the same rights as it would have if it were not the Contributor or an Affiliate thereof except as otherwise specifically provided herein or in the Related Documents. Notes so owned by or pledged to the Contributor or such Affiliate shall have an equal and proportionate benefit under the provisions of this Agreement or any Related Document, without preference, priority, or distinction as among all of Notes; provided that any Notes owned by the Contributor or any Affiliate thereof, during the time such Notes are owned by them, shall be without voting rights for any purpose set forth in this Agreement or any Related Document. The Contributor shall notify the Issuer and the Trustee promptly after it or any of its Affiliates become the owner or pledgee of a Note.

                  SECTION 6.5. Covenants of the Contributor. The Contributor hereby covenants that:

                  (a) Separate Business. The Contributor will not permit its assets to be commingled with those of Vendor Services and the Contributor shall maintain separate corporate records, books of accounts and bank accounts from those of Vendor Services. The Contributor will not conduct its business in the name of Vendor Services and will cause Vendor Services to conduct its business solely in its own name so as not to mislead others as to the identity of the entity with which those others are concerned. The Contributor will provide for its own operating expenses and liabilities from its own funds, except that the organizational expenses of the Contributor may be paid by Vendor Services. The Contributor will not hold itself out, or permit itself to be held out, as having agreed to pay, or as generally being liable for, the debts of Vendor Services. The Contributor shall cause Vendor Services not to hold itself out, or permit itself to be held out, as having agreed to pay, or as generally being liable for, the debts of the Contributor except that the organizational expenses of the Contributor may be paid by Vendor Services. The Contributor will maintain an arm's length relationship with Vendor Services with respect to any transactions between the Contributor, on the one hand, and Vendor Services, on the other.

                  (b) Adequate Capitalization. The Contributor shall at all times remain adequately capitalized for the normal obligations reasonably foreseeable in the conduct of its business, and shall not make any dividend or other distribution to its shareholders unless the net worth of the Contributor following such distribution is adequate for the normal obligations reasonably foreseeable in the conduct of its business.

                                   ARTICLE VII

                                  THE SERVICER

                  SECTION 7.1. Liability of Servicer; Indemnities.

                  (a) The Servicer (in its capacity as such and, in the case of Vendor Services, without limitation of its obligations under the Transfer Agreement) shall be liable hereunder only to the extent of the obligations in this Agreement specifically undertaken by the Servicer and the representations made by the Servicer.

                  (b) The Servicer shall indemnify, defend and hold harmless the Issuer, the Trustee, the Contributor, their respective officers, directors, agents and employees and the Noteholders from and against any and all costs, expenses, losses, claims, damages and liabilities to the extent that such cost, expense, loss, claim, damage or liability arose out of, or was imposed upon the Issuer, the Trustee, the Contributor or the Noteholders through the Servicer's breach of this Agreement, the gross negligence, willful misfeasance or bad faith of the Servicer in the performance of its duties under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement.

                  (c) The Servicer shall indemnify, defend and hold harmless the Issuer, in its individual capacity, its officers, directors, agents and employees, from and against all costs, taxes, expenses, losses, claims, damages and liabilities arising out of or incurred in connection with the acceptance or performance of the trusts and duties contained in the Related Documents, except to the extent that such cost, taxes (other than income taxes), expense, loss, claim, damage or liability is due to the willful misfeasance or gross negligence of the Issuer.

                  (d) Indemnification under this Article shall include, without limitation, reasonable fees and expenses of counsel and expenses of litigation. If the Servicer has made any indemnity payments pursuant to this Article and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts collected to the Servicer, together with any interest earned thereon.

                  (e) Vendor Services, in its individual capacity, hereby acknowledges that the indemnification provisions in the Transfer Agreement benefiting the Issuer and the Trustee are enforceable by each hereunder.

                  (f) The provisions of this Section shall survive the termination of the Related Documents.

                  SECTION 7.2. Merger or Consolidation of, or Assumption of the Obligations of, the Servicer. The Servicer shall not merge or consolidate with any other Person, convey, transfer or lease substantially all its assets as an entirety to another Person, or permit any other Person to become the successor to the Servicer's business unless, after the merger, consolidation, conveyance, transfer, lease or succession, the successor or surviving entity shall be an Eligible Servicer and shall be capable of fulfilling the duties of the Servicer contained in this Agreement.

Any corporation (i) into which the Servicer may be merged or consolidated, (ii) resulting from any merger or consolidation to which the Servicer shall be a party, (iii) which acquires by conveyance, transfer, or lease substantially all of the assets of the Servicer, or (iv) succeeding to the business of the Servicer, in any of the foregoing cases shall execute an agreement of assumption to perform every obligation of the Servicer under this Agreement and, whether or not such assumption agreement is executed, shall be the successor to the Servicer under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, anything in this Agreement to the contrary notwithstanding; provided, however, that nothing contained herein shall be deemed to release the Servicer from any obligation. The Servicer shall provide notice of any merger, consolidation or succession pursuant to this Section to the Issuer, the Trustee and each Rating Agency. Notwithstanding the foregoing, the Servicer shall not merge or consolidate with any other Person or permit any other Person to become a successor to the Servicer's business, unless (a) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 3.6 shall have been breached (for purposes hereof, such representations and warranties shall speak as of the date of the consummation of such transaction) and no event that, after notice or lapse of time, or both, would become a Servicer Termination Event shall have occurred and be continuing, (b) the Servicer shall have delivered to the Issuer and the Trustee a certificate of a Responsible Officer of the Servicer and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, (c) the Servicer shall have delivered to the Issuer and the Trustee an Opinion of Counsel, stating that, in the opinion of such counsel, either (1) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary to preserve and protect the interest of the Issuer in the Trust Assets and reciting the details of the filings or (2) no such action shall be necessary to preserve and protect such interest, and (d) the Rating Agency Condition has been satisfied.

                  SECTION 7.3. Limitation on Liability of Servicer and Others. Neither the Servicer nor any of the directors or officers or employees or agents of the Servicer shall be under any liability to the Issuer, the Contributor, the Noteholders or the Trustee except as provided in this Agreement, for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement; provided, however, that this provision shall not protect the Servicer or any such person against any liability that would otherwise be imposed by reason of a breach of this Agreement or willful misfeasance, bad faith or gross negligence (excluding errors in judgment) in the performance of duties, by reason of reckless disregard of obligations and duties under this Agreement or any violation of law by the Servicer or such person, as the case may be; provided further, that this provision shall not affect any liability to indemnify the Issuer and the Trustee for costs, taxes, expenses, claims, liabilities, losses or damages paid by the Issuer or the Trustee, each in its individual capacity. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on the advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement.

                  SECTION 7.4. Servicer Not to Resign. Subject to the provisions of Section 7.2, the Servicer shall not resign from the obligations and duties imposed on it by this Agreement as

Servicer except upon a determination that by reason of a change in legal requirements the performance of its duties under this Agreement would cause it to be in violation of such legal requirements in a manner which would have a material adverse effect on the Servicer, and a Note Majority does not elect to waive the obligations of the Servicer to perform the duties which render it legally unable to act or to delegate those duties to another Person. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Issuer and the Trustee. No resignation of the Servicer shall become effective until a successor Servicer that is an Eligible Servicer shall have assumed the responsibilities and obligations of the Servicer; provided, however, that in the event a successor Servicer is not appointed within 60 days after the Servicer has given notice of its resignation and has provided the Opinion of Counsel required by this Section, the Servicer may petition a court for its removal.

                  SECTION 7.5. Corporate Existence. The Servicer shall maintain its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which the failure to so qualify would have an adverse effect on the validity or enforceability of any Lease or this Agreement or on the ability of the Servicer to perform its duties under this Agreement.

                                  ARTICLE VIII

                           SERVICER TERMINATION EVENTS

                  SECTION 8.1. Servicer Termination Event. For purposes of this Agreement, each of the following shall constitute a "Servicer Termination Event":

                           (a) Any failure by the Servicer to deposit within the time periods specified in this Agreement in the Collection Account for distribution to Noteholders, or to distribute to the Contributor, any proceeds or payment required to be so deposited or distributed under the terms of this Agreement (or, if Vendor Services is the Servicer, the Transfer Agreement) that continues unremedied for a period of five Business Days (three Business Days with respect to payment of Purchase Amounts) after written notice is received by the Servicer from the Trustee or after discovery of such failure by a Responsible Officer of the Servicer; or

                           (b) Failure by the Servicer to deliver to the Trustee and the Issuer the Servicer's Certificate by the third Business Day prior to the related Payment Date, or failure on the part of the Servicer to observe its covenants and agreements set forth in Section 7.2; or

                           (c) Failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or agreements of the Servicer set forth in this Agreement (or, if Vendor Services is the Servicer, the Transfer Agreement), which failure (i) materially and adversely affects the rights of the Issuer or Noteholders, and (ii) continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Issuer, the Trustee or any Noteholder; or

                           (d) (i) The commencement of an involuntary case under the federal bankruptcy laws, as now or hereinafter in effect, or another present or future federal or state bankruptcy, insolvency or similar law and such case is not dismissed within 60 days; or (ii) the entry of a decree or order for relief by a court or regulatory authority having jurisdiction in respect of the Servicer in an involuntary case under the federal bankruptcy laws, as now or hereafter in effect, or another present or future, federal or state, bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Servicer or of any substantial part of their respective properties or ordering the winding up or liquidation of the affairs of the Servicer; or

                           (e) The commencement by the Servicer of a voluntary case under the federal bankruptcy laws, as now or hereafter in effect, or any other present or future, federal or state, bankruptcy, insolvency or similar law, or the consent by the Servicer to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Servicer or of any substantial part of its property or the making by the Servicer of an assignment for the benefit of creditors or the failure by the Servicer generally to pay its debts as such debts become due or the taking of corporate action by the Servicer in furtherance of any of the foregoing; or

                           (f) Any representation, warranty or statement of the Servicer made in this Agreement or any certificate, report or other writing delivered by the Servicer pursuant hereto shall prove to be incorrect in any material respect as of the time when the same shall have been made, the incorrectness of such representation, warranty or statement has a material adverse effect on the Issuer or Noteholders, and, within 30 days after written notice thereof shall have been given to the Servicer or the Contributor by the Issuer, the Trustee or any Noteholder, the circumstances or condition in respect of which such representation, warranty or statement was incorrect shall not have been eliminated or otherwise cured.

                  SECTION 8.2. Consequences of a Servicer Termination Event. If a Servicer Termination Event shall occur and be continuing, the Trustee may, and at the direction of a Note Majority shall, by notice given in writing to the Servicer and the Issuer, terminate all of the rights and obligations of the Servicer under this Agreement. On or after the receipt by the Servicer of such written notice, all authority, power, obligations and responsibilities of the Servicer under this Agreement, whether with respect to the Notes, the Trust Assets or otherwise, shall be terminated and automatically shall pass to, be vested in and become obligations and responsibilities of the Trustee (unless and until a successor Servicer is appointed in accordance with Section 8.3); provided, however, that the Trustee shall have no liability with respect to any obligation which was required to be performed by the terminated Servicer prior to the date that the Trustee becomes the Servicer or any claim of a third party based on any alleged action or inaction of the terminated Servicer. The Trustee is authorized and empowered by this Agreement to execute and deliver, on behalf of the terminated Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination. The terminated Servicer agrees to cooperate with the Trustee in effecting the termination of the responsibilities and rights of the terminated Servicer under this Agreement, including, without limitation, the transfer to the Trustee for administration by it of all cash amounts that shall at the time be held by the terminated Servicer for deposit, or have been deposited by the terminated Servicer, in any of the Trust Accounts or thereafter received with respect to the Leases and the delivery to the Trustee of all Lease Files, Monthly Records and Collection Records and a computer tape in readable form as of the most recent Business Day containing all information necessary to enable the Trustee or a successor Servicer to service the Leases and the other Trust Assets. The terminated Servicer shall grant the Issuer, the Trustee and the successor Servicer reasonable access to the terminated Servicer's premises at the terminated Servicer's expense.

                  SECTION 8.3. Trustee to Act; Appointment of Successor.

                  (a) On and after the time the Servicer receives a notice of termination pursuant to Section 8.2, the Trustee shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for in this Agreement, and shall be subject to all the responsibilities, restrictions, duties, liabilities and termination provisions relating thereto placed on the Servicer by the terms and provisions of this Agreement. As compensation therefor, the Trustee shall be entitled to receive the Total

Servicing Fee. The Issuer and the Trustee shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

                  (b) Notwithstanding the foregoing, the Trustee may, if it shall be unwilling to so act, or shall, if it is legally unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any Eligible Servicer as the successor to the Servicer hereunder in the performance of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder. Pending appointment of a successor pursuant to the preceding sentence, the Trustee shall act as successor Servicer unless it is legally unable to do so, in which event the outgoing Servicer shall continue to act as Servicer until a successor has been appointed and accepted such appointment.

                  (c) In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on the Leases as it and such successor shall agree; provided, however, that no such monthly compensation shall, without the written consent of the Contributor and 100% of the Noteholders, exceed the Total Servicing Fee. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

                  (d) If a successor Servicer is acting as Servicer hereunder, it shall be subject to termination under Section 8.2 upon the occurrence of any Servicer Termination Event applicable to it as Servicer.

                  SECTION 8.4. Notification to Noteholders. Upon any termination of, or appointment of a successor to, the Servicer pursuant to this Article VIII, the Issuer shall give prompt written notice thereof to each Rating Agency, and the Trustee shall give prompt written notice thereof to Noteholders at their respective addresses appearing in the Note Register.

                  SECTION 8.5. Waiver of Past Defaults. A Note Majority may waive any default by the Servicer in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Termination Event arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

                                   ARTICLE IX

                             SUBSTITUTION OF LEASES

                  SECTION 9.1. Substitution.

                  (a) Subject to the satisfaction of the requirements set forth in Section 9.1(b) hereof, Vendor Services will have the right (but not the obligation) at any time to substitute one or more Substitute Leases and the Equipment subject thereto for a Lease (for purposes of this Section 9.1, such Lease referred to as a "Predecessor Lease") and the Equipment subject thereto if:

                           (i) the Predecessor Lease became (A) a Liquidated
                  Lease, (B) a Warranty Lease or (C) an Adjusted Lease during the immediately preceding Collection Period; and

                           (ii) the aggregate Principal Balance of the
                  Liquidated Leases, Adjusted Leases and Warranty Leases that are Predecessor Leases shall not in the aggregate exceed 10% of the Initial Pool Principal Balance.

                  (b) Each transfer of Substitute Leases will be subject to the satisfaction of the following conditions precedent:

                           (i) after giving effect to such substitutions and any
                  adjustments pursuant to Section 3.2, the aggregate Book Value of such Leases must be not less than 90% of the Book Value of the Leases substituted or adjusted since the Closing Date.

                           (ii) either the final payment on such Substitute
                  Lease must be on or prior to _______ or, to the extent the final payment on such Lease is due subsequent to _______, only scheduled payments due on or prior to such date may be included in the Principal Balance of such Lease for the purpose of making any calculation under the Indenture.

                           (iii) the Lease Pool Principal Balance, after giving
                  effect to such adjustments and substitutions, must not be less than the Lease Pool Principal Balance prior to such adjustment or substitution (without giving effect to the proviso to the definition of "Principal Balance").

                           (iv) the weighted average life of the Notes, after
                  giving effect to such adjustments and substitutions, must not differ materially from the weighted average life of the Notes prior to such adjustments and substitutions.

                           (v) after giving effect to such adjustments and
                  substitutions, the aggregate Principal Balance of the Leases that were originated by Vendor Services must not be less than the aggregate Principal Balance of the Leases that were originated by Vendor Services prior to such adjustment or substitution.

                  SECTION 9.2. Procedure.

                  (a) By 11:00 a.m. on the Business Day prior to each Deposit Date, Vendor Services shall give written notice to the Servicer of any substitution of Substitute Leases for Predecessor Leases during the preceding Collection Period. By 11:00 a.m. on the Deposit Date, Vendor Services shall deliver to the Servicer and the Trustee and, to the extent not included in the Servicer's Certificate, the Trustee shall promptly deliver to each Rating Agency
(i) a supplement to Exhibit A hereto setting forth the information shown thereon for each such Substitute Lease, (ii) an Officer's Certificate (A) certifying that each such Substitute Lease is an Eligible Lease, (B) specifying each Predecessor Lease for which a substitution has been made and the Principal Balance and the Book Value under each such Predecessor Lease and the Principal Balance and the Book Value under each Substitute Lease being transferred thereby and (C) that all conditions precedent to such addition or substitution have been satisfied and (iii) such additional information concerning such Substitute Leases or Predecessor Leases as may be needed for the Servicer to prepare its Servicer's Certificates pursuant to Section 3.9 and to otherwise carry out its duties as servicer hereunder.

                  (b) Subject to the provisions of Section 9.3, the delivery of any Officer's Certificate and supplement to Exhibit A pursuant to Section 9.2(a) shall be conclusive evidence, without further act or deed, that during the immediately preceding Collection Period and as of the related Cut-Off Date (i) Vendor Services assigned to the Contributor pursuant to the Transfer Agreement all of Vendor Services' right, title and interest in and to the Substitute Leases identified in such supplement and the related rights described in Section
2.1 of the Transfer Agreement, (ii) Vendor Services transferred to the Contributor, as a contribution to capital pursuant to the Transfer Agreement, all of Vendor Services' right, title and interest in and to the Equipment subject to such Substitute Leases and the related rights described in Section
2.1 of the Transfer Agreement, and (iii) the Contributor assigned and transferred to Vendor Services, without representation or warranty, all of the Contributor's right, title and interest in and to the Predecessor Leases identified in such Officer's Certificate and the Equipment subject thereto. Vendor Services shall promptly deliver to the Servicer the original executed copy of each Substitute Lease assigned to the Contributor pursuant to Section
9.1 hereof and the related Lease File and the Contributor shall promptly request the Servicer to deliver to Vendor Services the original executed copy of each Predecessor Lease for which substitution has been made pursuant to Section 9.1 hereof and the related Lease File.

                  (c) Subject to the provisions of Section 9.3, the delivery of any Officer's Certificate and supplement to Exhibit A pursuant to Section 9.2(a) shall be conclusive evidence, without further act or deed, that during the immediately preceding Collection Period and as of the related Cut-Off Date (i) the Contributor assigned to the Issuer pursuant to Section 9.1 hereof all of the Contributor's right, title and interest in and to the Substitute Leases identified in such supplement and the related rights described in Section 2.1 hereof, (ii) the Contributor transferred to the Issuer, as a contribution to capital, all of the Contributor's right, title and interest in and to the rights described in Section 2.1 hereof as they relate to the Equipment subject to such Substitute Leases, and (iii) the Issuer assigned and transferred to the Contributor, without representation or warranty, all of the Issuer's right, title and interest in and to the Predecessor Leases identified in such Officer's Certificate and the Equipment subject thereto. Upon such assignment of a Substitute Lease, the Issuer shall be deemed to have appointed and the Servicer shall be deemed to have accepted appointment as Custodian of the related Lease File pursuant to Section 2.2.

                  SECTION 9.3. Objection and Repurchase. If any holder of the Notes objects to any substitution of Leases within ten days of receipt of the Servicer's Certificate providing notice thereof pursuant to Section 3.9, on the grounds either that any Substitute Lease is not an Eligible Lease or that such substitution or addition is otherwise not permitted under the provisions of
Section 9.1 hereof, Vendor Services shall be entitled to present such additional information as it deems appropriate in an effort to demonstrate that such Lease is an Eligible Lease and that such substitution is permitted under the provisions of Section 9.1 hereof. Following such presentation, the substitution shall remain effective if each person originally objecting to the substitution withdraws his objection. If the conditions specified in the preceding sentence are not satisfied, or if at any time it is established that any lease was not, at the time of substitution, an Eligible Lease, then Vendor Services shall be required to repurchase such Lease in accordance with the provisions of Section
2.6 hereof.

                  SECTION 9.4. Vendor Services' and Servicer's Subsequent Obligations. Upon any substitution of Leases in accordance with the provisions of this Section 9, Vendor Services' and the Servicer's obligations hereunder with respect to the Predecessor Lease shall cease but Vendor Services and the Servicer shall each thereafter have the same obligations with respect to the Substitute Lease substituted as it has with respect to all other Leases subject to the terms hereof.

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

                  SECTION 10.1. Amendment.

                  (a) This Agreement may be amended by the Contributor, the Servicer, the Issuer and the Trustee without the consent of any of the Noteholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions in this Agreement that may be inconsistent with any other provision herein, or (iii) to make any other provisions with respect to matters or questions arising under this Agreement that are not inconsistent with the provisions hereof; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of the Noteholders.

                  (b) This Agreement may also be amended from time to time by the Contributor, the Servicer, the Issuer and the Trustee with the consent of a Note Majority (which consent of any Holder of a Note given pursuant to this Section or pursuant to any other provision of this Agreement shall be conclusive and binding on such Holder and on all future Holders of such Note and of any
Note issued upon the transfer thereof or in exchange thereof or in lieu thereof whether or not notation of such consent is made upon the Note) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Holders of Notes; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Leases or distributions required to be made on any Note or the rate of interest payable thereon, (b) amend any provisions of
Section 5.06 or 8.03 of the Indenture in such a manner as to affect the priority of payment of interest or principal to Noteholders, or (c) reduce the aforesaid percentage required to consent to any such amendment or any waiver hereunder, without the consent of the Holders of all Notes then Outstanding and affected thereby; and provided, further, that no such amendment shall be effective unless and until the Rating Agency Condition has been satisfied.

                  (c) Promptly after the execution of any such amendment or consent, the Issuer or the Trustee, as appropriate, shall furnish written notification of the substance of such amendment or consent to each Noteholder.

                  (d) It shall not be necessary for the consent of Noteholders pursuant to Section 10.1(b) to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Noteholders provided for in this Agreement) and of evidencing the authorization of the execution thereof by Noteholders shall be subject to such reasonable requirements as the Issuer or Trustee, as applicable, may prescribe, including the establishment of record dates.

                  (e) Prior to the execution of any amendment to this Agreement, the Issuer shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement, in addition to the Opinion of Counsel referred to in Section 10.2(h). The Issuer may, but shall not be obligated to, enter into any such amendment which affects the Issuer's own rights, duties or immunities under this Agreement or otherwise.

                  SECTION 10.2. Protection of Title to Trust Assets.

                  (a) The Contributor shall execute and file such financing statements and cause to be executed and filed such continuation and other statements (including those prepared by the Servicer pursuant to Section 3.14(c)), all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Issuer, the Issuer and the Trustee in the Trust Assets and in the proceeds thereof; except that (i) UCC-1 financing statements and continuation statements, listing the Obligor as debtor and the related Equipment as collateral, need be filed only as required by
Section 3.5; and (ii) no assignments of any such financing statements relating to the Equipment shall be filed to reflect the assignment of the Leases by Vendor Services to the Contributor and by the Contributor to the Issuer. The Contributor shall deliver (or cause to be delivered) to the Issuer and the Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

                  (b) Neither the Contributor nor the Issuer shall change its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed by the Contributor in accordance with paragraph (a) above seriously misleading within the meaning of Section 9-402(7) of the UCC, unless it shall have given the Issuer and the Trustee at least 60 days' prior written notice thereof, and shall promptly file appropriate amendments to all previously filed financing statements and continuation statements.

                  (c) Each of the Contributor, the Servicer and the Issuer shall give the Issuer and the Trustee at least 60 days' prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement. The Servicer shall at all times maintain each office from which it services Leases and its principal executive office within the United States of America.

                  (d) The Servicer shall maintain accounts and records as to each Lease accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Lease, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Lease and the amounts from time to time deposited in the Collection Account in respect of such Lease.

                  (e) The Servicer shall maintain its computer systems so that, from and after the time of transfer and assignment under this Agreement of the Leases to the Issuer, the Servicer's master computer records (including any backup archives) that refer to any Lease indicate clearly that the Lease is owned by the Issuer. Indication of the Issuer's ownership of a Lease shall be deleted from or modified on the Servicer's computer systems when, and only when, the Lease has been paid in full, liquidated (including receipt of all recoveries reasonably expected to be collected), a Substitute Lease substituted therefor, or purchased by the Contributor or Vendor Services.

                  (f) Upon receipt by the Servicer of reasonable prior notice, Servicer shall permit the Issuer, the Trustee and their respective agents, at any time during the Servicer's normal business hours to inspect, audit and make copies of and abstracts from the Servicer's records regarding any Leases or any other portion of the Trust Assets.

                  (g) The Servicer shall furnish to the Issuer and the Trustee at any time upon request a list (which may, at the option of the Servicer, be on a computer disk or other electronic storage medium) of all Leases then held as part of the Trust Assets, together with a reconciliation of such list to the Schedule of Leases and to each of the Servicer's Certificates furnished before such request indicating removal of Leases from the Issuer. Upon request, the Servicer shall furnish a copy of any list to the Contributor. Subject to the following sentence, the Issuer shall hold any such list and Schedule of Leases for examination by interested parties during normal business hours at the Corporate Trust Office upon reasonable notice by such Persons of their desire to conduct an examination. The Issuer shall and shall cause its representatives to hold in confidence all information thereon relating to the identity of the Obligors except to the extent disclosure may be required by ss. 9-208 of the UCC or by other applicable law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Issuer may reasonably determine that such disclosure is consistent with its obligations under the Indenture.

                  (h) The Contributor and the Servicer shall deliver to the Issuer and the Trustee simultaneously with the execution and delivery of this Agreement and of each amendment thereto and upon the occurrence of the events giving rise to an obligation to give notice pursuant to Section 10.2(b) or (c), an Opinion of Counsel either (a) stating that, in the opinion of such Counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Issuer and the Trustee in the Leases and the other Trust Assets, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (b) stating that, in the opinion of such counsel, no such action is necessary to preserve and protect such interest.

                  (i) The Servicer shall deliver to the Issuer and the Trustee, within 90 days after the beginning of each calendar year beginning with the first calendar year beginning more than three months after the Closing Date, an Opinion of Counsel, either (a) stating that, in the opinion of such counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Issuer and the Trustee in the Leases, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (b) stating that, in the opinion of such counsel, no action shall be necessary to preserve and protect such interest.

                  SECTION 10.3. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MINNESOTA WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES UNDER THIS AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                  SECTION 10.4. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Notes or the respective rights of the Holders thereof.

                  SECTION 10.5. Assignment. Notwithstanding anything to the contrary contained in this Agreement, except as provided in Section 7.2 or
Section 8.2 (and as provided in the provisions of the Agreement concerning the resignation of the Servicer), this Agreement may not be assigned by the Contributor or the Servicer without (i) the prior written consent of the Issuer, the Trustee and a Note Majority, and (ii) satisfaction of the Rating Agency Condition.

                  SECTION 10.6. Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Agreement.

                  SECTION 10.7. Counterparts. For the purpose of facilitating its execution and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

                  SECTION 10.8. Intention of Parties. The parties hereto intend that, in the event that the conveyance of the Leases and other Trust Assets pursuant to this Agreement is determined to be made as security for a loan made by the Issuer or the Noteholders to the Contributor, the Contributor hereby grants to the Issuer to secure such loan a first priority security interest in all of the Contributor's right, title and interest in and to the rights and property intended to be conveyed to the Issuer pursuant to Section 2.1(a). This Agreement shall, in such event, constitute a security agreement under applicable law.

                  SECTION 10.9. Notices. All demands, notices and communications under this Agreement shall be in writing, personally delivered or mailed by certified mail-return receipt requested, or by facsimile transmission, and shall be deemed to have been duly given upon receipt (a) in the case of Vendor Services, the Contributor, the Issuer or the Servicer, at the following address:
1100 Landmark Towers, 345 St. Peter Street, St. Paul, Minnesota 55102,
Attention: General Counsel and (b) in the case of the Trustee, at its Corporate Trust Office, or at such other address as shall be designated by any such party in a written notice to the other parties.

                  SECTION 10.10. Income Tax Characterization. The Contributor has structured the Indenture and the Notes with the intention that the Notes will qualify under applicable federal, state, local and foreign tax law as indebtedness of the Contributor secured by the Leases. The Contributor and the Servicer agree to treat and to take no action inconsistent with the treatment of the Notes as such indebtedness for purposes of federal, state, local and foreign income or franchise taxes and any other tax imposed on or measured by income.

                  IN WITNESS WHEREOF, the Issuer, the Contributor, Vendor Services, the Servicer and the Trustee have caused this Contribution and Servicing Agreement to be duly executed by their respective officers as of the day and year first above written.

                                  ISSUER:
                                  GREEN TREE LEASE FINANCE 1998-1, LLC

                                  By GREEN TREE LEASE FINANCE II, INC.


                                  By _____________________________________

                                      Name: ______________________________
                                      Title: _____________________________

                                  CONTRIBUTOR:
                                  GREEN TREE LEASE FINANCE II, INC.

                                  By _____________________________________

                                      Name: ______________________________
                                      Title: _____________________________

                                  GREEN TREE VENDOR SERVICES
                                  CORPORATION
                                     In its individual capacity and as Servicer

                                  By _____________________________________

                                      Name: ______________________________
                                      Title: _____________________________

                                  TRUSTEE:
                                  U.S. BANK TRUST NATIONAL ASSOCIATION,
                                       not in its individual capacity but solely as Trustee

                                  By _____________________________________

                                      Name: ______________________________
                                      Title: _____________________________

                                                                       EXHIBIT A


                        SCHEDULE OF LEASES AND EQUIPMENT

                                                                       EXHIBIT B


                         FORM OF SERVICER'S CERTIFICATE


                  The undersigned, on behalf of Green Tree Vendor Services Corporation, in its capacity as servicer (the "Servicer") under the Contribution and Servicing Agreement, dated as of December 1, 1998 (the "Contribution and Servicing Agreement"), among Green Tree Lease Finance 1998-1, LLC, Green Tree Lease Finance II, Inc., U.S. Bank Trust National Association, as trustee under the Indenture, and Green Tree Vendor Services Corporation, in its individual capacity and as Servicer, DOES HEREBY CERTIFY that he/she is a Responsible Officer of the Servicer and, pursuant to Section 3.9 of the Contribution and Servicing Agreement, DOES HEREBY FURTHER CERTIFY the following with respect to the Payment Date occurring on _____________________:

                  This Certificate shall constitute the Servicer's Certificate required by Section 3.9 of the Contribution and Servicing Agreement with respect to the above Payment Date. Any term capitalized but not defined herein shall have the meaning ascribed thereto in the Contribution and Servicing Agreement.

                  IN WITNESS WHEREOF the undersigned has hereunto set his/her hand this __________ day of ______________, ______.



                                  GREEN TREE VENDOR SERVICES
                                  CORPORATION

                                  By _____________________________________

                                      Name: ______________________________
                                      Title: _____________________________





                                       B-2